UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Royal Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1660 Wynkoop Street, Suite 1000, Denver, CO 80202
Phone: 303-573-1660 www.royalgold.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, we will ask you to vote on:

1.        The election of the three Class III Director nominees identified in the accompanying proxy statement;

2.        The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending June 30, 2018;

3.        The approval, on an advisory basis, of the compensation of the named executive officers;

4.        The approval, on an advisory basis, of the frequency with which the advisory vote to approve named executive officer compensation should be held; and

5.        The transaction of such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

Our Board of Directors fixed the close of business on September 19, 2017, as the record date for determining the stockholders entitled to notice of and to vote at our Annual Meeting.  Thus, you are eligible to vote at the Annual Meeting and any postponements or adjournments of the meeting if you are a holder of Royal Gold’s common stock at the close of business on September 19, 2017.

We are mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about October 2, 2017, containing instructions on how to access our proxy materials online.  We are also mailing a full set of our proxy materials to stockholders who previously requested paper copies of the materials.  (Please see page 1 of the proxy statement for more information on how these materials will be distributed.)  Our proxy materials can also be viewed on our Company website at www.royalgold.com under “Investors — Financial Reporting — All SEC Filings.”

BY ORDER OF THE BOARD OF DIRECTORS

Bruce C. Kirchhoff

Vice President, General Counsel and Secretary

October 2, 2017

THE ROYAL GOLD

2017 ANNUAL MEETING OF STOCKHOLDERS

Will be Held on Thursday, November 16, 2017

at 9:00 a.m. MST

At the RITZ-CARLTON HOTEL

Located at 1881 Curtis Street, Denver, CO 80202

YOUR VOTE IS IMPORTANT!

It is important that your shares are represented and voted at the Annual Meeting. For that reason, whether or not you expect to attend in person, please vote your shares as promptly as possible by telephone or by Internet, or by signing, dating and returning the proxy card mailed to you if you received a paper copy of this proxy statement.

Attendance at the Annual Meeting

On the day of the Annual Meeting, you will be asked to sign in with a valid picture identification such as a driver’s license or passport.  Registration and seating will begin at 8:30 a.m. and the meeting will begin at 9:00 a.m. MST.

Voting Deadline

Proxies voted by mail, telephone or Internet must be received by 11:59 p.m. (Eastern Standard Time) on November 15, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 16, 2017:  Our Notice of Annual Meeting, Proxy Statement and related exhibits, Annual Report including our Form 10-K, electronic proxy card and any other Annual Meeting materials are available on the Internet at www.proxyvote.com together with any amendments to any of these documents.

Page

i	PROXY SUMMARY

1	General Information

3	Security Ownership of Certain Beneficial Owners and Management

5	EXECUTIVE OFFICERS

PROPOSAL #1: ELECTION OF CLASS III DIRECTORS

Page

6	Proposal #1: Election of Class III Directors

7	BOARD OF DIRECTORS

13	Board of Directors Composition and Practices

17	Director Compensation

18	Director Stock Ownership Guidelines

PROPOSAL #2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR 2018

Page

19	Proposal #2: Ratification of Appointment of the Independent Auditors for 2018

20	Audit and Finance Committee Report

PROPOSAL #3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Page

21	Proposal #3: Advisory Vote on Compensation of Named Executive Officers

22	Compensation, Nominating and Governance Committee Report

22	Glossary of Terms and Abbreviations

Page

23	COMPENSATION DISCUSSION AND ANALYSIS

23	Executive Summary

26	Annual Compensation Process

30	Elements of Total Direct Compensation

36	Additional Information about Our Executive Compensation Program

37	NEO Stock Ownership Guidelines

37	RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

38	EXECUTIVE COMPENSATION TABLES

PROPOSAL #4: ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

Page

44	Proposal #4: Advisory Vote on Frequency of Stockholder Votes on Executive Compensation

OTHER INFORMATION

Page

45	Section 16(a) Beneficial Ownership Reporting Compliance

45	Other Business

45	STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

45	Annual Report on Form 10-K

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting.  For more complete information regarding the Company’s 2017 performance, please review the Company’s Annual Report on Form 10-K.

MEETING AGENDA AND VOTING MATTERS

	Board Vote Recommendation	Page Reference For more information
• Election of Three Class III Directors	FOR each Director Nominee	6
• Ratification of Ernst & Young LLP as auditor for 2018	FOR	19
• Advisory vote on executive compensation	FOR	21
• Advisory vote on frequency of future votes on executive compensation	FOR ONE YEAR	44
• Transact other business that properly comes before the meeting

CLASS III DIRECTOR NOMINEES TO SERVE UNTIL THE 2020 ANNUAL MEETING

Our Board of Directors is composed of eight members divided into three classes, with each class serving a term of three years.  The following table summarizes important information about each Director nominee standing for re-election to the Board for a three-year term expiring in 2020.  As previously disclosed, Mr. Haase is not standing for re-election as a Class III Director.

Class III Director Nominees	Experience and Qualifications
Sybil E. Veenman (age 54) Independent Director since January 2017 Member of the Compensation, Nominating and Governance Committee Serves on two other public company boards	• Public company board service • Corporate governance and CSR • Industry and mining • International business • Leadership	• Legal and compliance • Litigation management • Mergers and acquisitions, financings • Reputation in the industry • Risk management

C. Kevin McArthur (age 62)

Independent Director since 2014

Member of the Compensation, Nominating and Governance Committee

Executive Chair and Director of Tahoe Resources, Inc.

Serves on one other public company board

	• Public company board service • Business development and marketing • CEO/administration and operations • Corporate governance • Finance	• Industry and mining • Industry association participation • International business • Leadership • Reputation in the industry • Risk management

Christopher M.T. Thompson (age 69) Independent Director since 2014 Member of the Audit and Finance Committee Retired Mining Executive Serves on one other public company board	• Audit committee financial expert • Public company board service • Business development and marketing • CEO/administration and operations • Corporate governance	• Finance • Industry and mining • Industry association participation • International business • Leadership • Reputation in the industry • Risk management

i

ATTRIBUTES OF ROYAL GOLD BOARD OF DIRECTORS

Independence	Average Board Tenure	Director Qualifications
All Directors other than the CEO are independent	The average tenure for our Directors’ service on our Board of Directors is approximately 5.6 years	Among other qualifications, every Director has substantial industry expertise (see diagram below)

DIRECTOR QUALIFICATIONS AND EXPERIENCE

DIRECTOR QUALIFICATIONS AND EXPERIENCE	M. Craig Haase	William M. Hayes	Tony A. Jensen	C. Kevin McArthur	Jamie C. Sokalsky	Christopher M.T. Thompson	Ronald J. Vance	Sybil E. Veenman
Audit Committee Financial Expert		•			•	•
Board Service on Public Companies	•	•	•	•	•	•	•	•
Business Development and Marketing		•	•	•	•	•	•
CEO/Administration and Operations Experience	•	•	•	•	•	•
Corporate Governance Experience	•	•	•	•	•	•	•	•
Finance Experience		•	•	•	•	•	•
Geology, Geophysics and Mining Engineering	•		•	•
Industry and Mining Experience	•	•	•	•	•	•	•	•
Industry Association Participation	•	•	•		•	•	•
International Business Experience	•	•	•	•	•	•	•	•
Leadership Experience	•	•	•	•	•	•	•	•
Legal and Compliance Experience	•							•
Reputation in the Industry	•	•	•	•	•	•	•	•
Risk Management	•	•	•	•	•	•	•	•

2017 COMPANY PERFORMANCE

Our Board of Directors and management continue to demonstrate strong commitment to increasing long-term stockholder value and returning capital to stockholders, as evidenced by some of our significant achievements during fiscal 2017:

•                  Three of the new streams acquired early in fiscal year 2016, Wassa and Prestea, Andacollo, and Pueblo Viejo, already rank among our top five revenue generators, and accounted for 40% of our fiscal year 2017 revenue.

•                  We achieved record revenue of $441 million on record volume of 280,800 Net GEOs of production.

•                  We returned a record $61 million (23% of operating cash flow) to stockholders in the form of dividends, representing an increase of 5% over the prior year.  Fiscal year 2017 was our 16th consecutive year of increasing dividends.

•                  We successfully reduced the uncertainty concerning our investment in the Mount Milligan Mine.

•                  We completed our stream funding commitments.

•                  We repaid $95 million on our revolving credit facility, and expanded availability under the facility from $650 million to $1 billion.

•                  We ended fiscal 2017 with a total shareholder return of 10%.

Please refer to our Annual Report on Form 10-K, and to the discussion on page 23 of this Proxy Statement, for more detailed information concerning our financial results for fiscal 2017.

CORPORATE GOVERNANCE BEST PRACTICES HIGHLIGHTS

Corporate Governance Practices Designed to

Protect and Promote Long-Term Stockholder Value

•            Separate CEO and Chairman of the Board

•            Seven of eight Directors are independent, including all Committee members

•            Significant Board refreshment over recent years; average Director tenure is approximately 5.6 years

•            Average Director service on outside boards is one board

•            Thorough orientation program for new Directors

•            Independent Directors meet regularly without management present

•            Significant Director and executive officer stockholding requirements

•            Board Governance Guidelines, Committee Charters and Code of Business Ethics and Conduct; all available online

•            Board oversight of robust Enterprise Risk Management Program

•            Directors reaching age 72 submit offer of resignation which the Board has discretion to accept or reject

•            Majority voting in uncontested Director elections

•            All Audit and Finance Committee members determined to be Audit Committee Financial Experts

•            Active stockholder engagement

•            Strong link between executive officer compensation and Company performance

•            Annual advisory say on pay vote

•            Anti-hedging and anti-pledging policies for all Directors and executive officers

•            Annual Board and Committee self-evaluations

•            No perquisites and no excise tax gross-ups for executive officers

•            No stock option re-pricing without stockholder approval

•            Both management and Director succession planning are among the Board’s priorities

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders are asked to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018.  Below is a summary of fees paid to Ernst & Young in fiscal year 2017.

FY 2017
Audit Fees	$756,876
Audit-Related Fees	—
Tax Fees	246,745
All Other Fees	30,517
Total	$1,034,138

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Stockholders are asked to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”).  The following table summarizes the total potential compensation package for fiscal year 2017 for each NEO.

Name and Principal Position	Salary	Stock and Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Tony Jensen President and Chief Executive Officer	$720,000	$1,810,790	$733,000	$31,389	$3,295,179

Stefan Wenger Chief Financial Officer and Treasurer	$440,000	$734,287	$328,000	$37,214	$1,539,501

William Heissenbuttel Vice President Corporate Development	$470,000	$752,142	$345,000	$38,389	$1,605,531

Mark Isto Vice President Operations	$350,000	$658,552	$266,000	$13,446	$1,287,998

Bruce C. Kirchhoff Vice President, General Counsel and Secretary	$386,000	$617,189	$287,000	$31,074	$1,321,263

IMPORTANT DATES FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in our 2018 proxy statement pursuant to SEC Rule 14a-8 must be received by us by June 4, 2018.

Notice of stockholder proposals to be raised from the floor at the 2018 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us between July 19, 2018 and August 18, 2018.

GENERAL INFORMATION

STOCKHOLDERS ENTITLED TO VOTE AS OF RECORD DATE

This Proxy Statement is furnished to holders of Royal Gold, Inc. common stock, par value $0.01 per share (“common stock”), in connection with the solicitation of proxies on behalf of the Board of Directors of Royal Gold, Inc. (the “Company” or “Royal Gold”) to be voted at the 2017 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, November 16, 2017, at 9:00 a.m. MST.  Stockholders of record holding shares of the Company’s common stock at the close of business on September 19, 2017 (the “Record Date”) are eligible to vote at the Annual Meeting and at all postponements and adjournments thereof.  There were 65,428,103 shares outstanding on the Record Date.

INTERNET AVAILABILITY OF PROXY MATERIALS

We utilize the Securities and Exchange Commission (the “SEC”) rules allowing us to furnish proxy materials through a “notice and access” model via the Internet.  On or about October 2, 2017, we will furnish a Notice of Internet Availability to our stockholders of record containing instructions on how to access the proxy materials and to vote.  In addition, instructions on how to request a printed copy of these materials may be found in the Notice.  For more information on voting your stock, please see “Voting Your Shares” below.

VOTING YOUR SHARES

Each share of Royal Gold common stock that you own entitles you to one vote.  If you are a stockholder of record, your proxy card shows the number of shares of Royal Gold common stock that you own.  If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), the Nominee holding your stock will send you a voting instruction form.  You may elect to vote in one of three methods:

•            By Phone or Internet - You may vote your shares by following the instructions on your notice card, proxy card or voting instruction form.  If you vote by telephone or via the Internet, you do not need to return your proxy card.

•            By Mail - If this proxy statement was mailed to you, or if you requested that a proxy statement be mailed to you, you may vote your shares by signing and returning the enclosed proxy card or voting instruction form.  If you vote by proxy card, your “proxy” (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card.  If you vote by voting instruction form, the Nominee holding your stock will vote your shares as you instruct on the voting instruction form.  If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board of Directors: (1) “FOR” the election of Directors as described herein under “Proposal 1 - Election of Directors;” (2) “FOR” ratification of the appointment of the Company’s independent registered public accountants described herein under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants;” (3) “FOR” a non-binding advisory vote on the compensation of the Named Executive Officers described herein under “Proposal 3 — Advisory Vote on Compensation of Named Executive Officers;” and (4) “FOR” ONE YEAR on a non-binding advisory vote on the frequency with which to hold the advisory vote on Named Executive Officer compensation as described herein under “Proposal 4 —Advisory Vote on Frequency of Voting on Executive Officer Compensation.”

•            In Person - You may attend the Annual Meeting and vote in person.  A ballot will be provided if you wish.  If your stock is held in the name of a Nominee, you must present a proxy from that Nominee in order to verify that the Nominee has not voted your shares on your behalf.

REVOCATION OF PROXY OR VOTING INSTRUCTION FORM

If you are a holder of common stock, you may revoke your proxy at any time before the proxy is voted at the Annual Meeting.  This can be done by submitting another properly completed proxy card with a later date, sending a written notice of revocation to the Vice President, General Counsel and Secretary of the Company with a later date, or by attending the Annual Meeting and voting in person.  You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person.  Written notice revoking a proxy should be sent to the Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

QUORUM AND VOTES REQUIRED TO APPROVE PROPOSALS

A majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the stockholders.  Abstentions and “broker non-votes” will be counted as being present in person for purposes of determining whether there is a quorum.  A “broker non-vote” occurs when a Nominee holding shares for a beneficial owner does not vote those shares on a proposal because the Nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to that proposal.

Cumulative voting is not permitted for the election of Directors.  Under Delaware law, holders of common stock are not entitled to appraisal or dissenters’ rights with respect to the matters to be considered at the Annual Meeting.

PROPOSAL	Vote Required to Approve Proposals at a Meeting at Which a Quorum Is Present	Abstentions and Broker Non-Votes
#1 Election of Class III Director Nominees	The affirmative vote of a majority of the votes cast shall be the act of the stockholders. Please refer to page 1 for more information.	Do not count for these four proposals (no effect)
#2 Ratification of Auditors	The affirmative vote of a majority of the votes cast shall be the act of the stockholders.
#3 Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes cast shall be the act of the stockholders. However, as discussed in further detail in Proposal 3, this proposal is advisory in nature.
#4 Advisory Vote on Frequency of Future Votes on Executive Compensation	The affirmative vote of a majority of the votes cast shall be the act of the stockholders. However, as discussed in further detail in Proposal 4, this proposal is advisory in nature.

TABULATION OF VOTES

Votes at the Annual Meeting will be tabulated and certified by Broadridge Financial Solutions, Inc.

SOLICITATION COSTS

In addition to solicitation of proxies by mail or by electronic data transfers, the Company’s Directors, officers or employees, without additional compensation, may make solicitations by telephone, facsimile, or personal interview.  The Company engaged Saratoga Proxy Consulting LLC, 520 8th Avenue, New York, NY 10018, to assist with the solicitation of proxies for a fee of $15,000, plus expenses.  All costs of the solicitation of proxies will be borne by the Company.  The Company will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, as of September 19, 2017, of the Company’s common stock by each Director, each of the Company’s NEOs, persons known to the Company, based upon the Company’s review of documents filed with the SEC with respect to the ownership of the Company’s common stock, to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, and by all of the Company’s Directors and executive officers as a group.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Tony A. Jensen President, Chief Executive Officer and Director	240,885	(1)	*
William M. Hayes Chairman of the Board	21,854		*
M. Craig Haase Director	27,039		*
C. Kevin McArthur Director	11,829	(2)	*
Jamie C. Sokalsky Director	6,185	(3)	*
Christopher M.T. Thompson Director	38,329	(2)	*
Ronald J. Vance Director	11,179	(2)	*
Sybil E. Veenman Director	2,015	(3)	*
Stefan L. Wenger Chief Financial Officer and Treasurer	115,739	(4)	*
William H. Heissenbuttel Vice President Corporate Development	133,968	(5)	*
Mark Isto Vice President Operations	25,132	(6)	*
Bruce C. Kirchhoff Vice President, General Counsel and Secretary	74,471	(7)	*
All Directors and Executive Officers as a Group including those named above (13 persons)	732,329	(8)	1.12%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	5,851,427	(9)	8.94%
BlackRock Fund Advisors 55 East 52nd Street New York, New York 10055	4,911,100	(10)	7.51%
Capital World Investment Management 333 South Hope Street, 55th Floor Los Angeles, CA 90071	4,158,000	(11)	6.36%
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, New York 10105	3,479,449	(12)	5.32%
Van Eck Associates Corporation 666 Third Avenue — 9th Floor New York, New York 10017	3,451,694	(13)	5.28%

* Less than 1% ownership of the Company’s common stock.

(1)              Includes 40,836 shares of restricted stock, 73,301 Stock Appreciation Rights (“SARs”) and options to purchase 3,610 shares of common stock that were exercisable as of September 19, 2017, or which become exercisable within 60 days from such date.

(2)              Includes 1,015 shares of restricted stock, vesting of which shares is deferred until the Director’s separation from service to the Company, or separation within 12 months of a change in control, in accordance with the terms and conditions of the Company’s Deferred Compensation Plan for Non-Employee Directors adopted July 15, 2017.

(3)              Includes 1,015 shares of restricted stock units, vesting of which shares is deferred until the Director’s separation from service to the Company, or separation within 12 months of a change in control, in accordance with the terms and conditions of the Company’s Deferred Compensation Plan for Non-Employee Directors adopted July 15, 2017.

(4)              Includes 15,309 shares of restricted stock, and 43,520 SARs and options to purchase 4,199 shares of common stock that were exercisable as of September 19, 2017, or which become exercisable within 60 days from such date.

(5)              Includes 15,910 shares of restricted stock, and 53,354 SARs and options to purchase 11,160 shares of common stock that were exercisable as of September 19, 2017, or which become exercisable within 60 days from such date.

(6)              Includes 12,252 shares of restricted stock, and 5,013 SARs and options to purchase 2,591 shares of common stock that were exercisable as of September 19, 2017, or which become exercisable within 60 days from such date.

(7)              Includes 13,737 shares of restricted stock and 25,637 SARs and options to purchase 5,076 shares of common stock that were exercisable as of September 19, 2017, or which become exercisable within 60 days from such date.

(8)              Includes 116,229 shares of restricted stock and 202,505 SARs and options to purchase 27,916 shares of common stock that were exercisable as of September 19, 2017, or which become exercisable within 60 days from such date.

(9)              As reported by The Vanguard Group on Form 13F filed with the SEC on August 24, 2017.  As of June 30, 2017, the Vanguard Group has sole dispositive power over 5,808,479 and shared dispositive power over 11,154 shares of common stock, and sole voting authority over 3,593 and shared voting authority over 11,154 shares of common stock.

(10)       As reported by BlackRock, Inc. on Form 13F filed with the SEC on August 10, 2017.  As of June 30, 2017, BlackRock has sole dispositive power over 6,292,140 and sole voting authority over 6,047,133 shares of common stock.

(11)       As reported by Capital World Investors on Form 13F filed with the SEC on August 14, 2017.  As of June 30, 2017, Capital World Investors has sole dispositive power and sole voting authority over 4,158,000 shares of common stock.

(12)       As reported by First Eagle Investment Management, LLC on Form F filed with the SEC on August 4, 2017.  As of June 30, 2017, First Eagle Investment Management, LLC has sole dispositive power over 3,479,449 shares of common stock and sole voting authority over 3,400,182 shares of common stock.

(13)       As reported by Van Eck Associates Corporation on Form 13F filed with the SEC on August 11, 2017.  As of June 30, 2017, Van Eck Associates Corporation has sole dispositive power and sole voting authority over 3,451,694 shares of common stock.

EXECUTIVE OFFICERS

The following persons hold the executive officer positions at Royal Gold as of September 30, 2017:

Tony Jensen, 55, President, Chief Executive Officer and a Director.  See page 8.

Stefan L. Wenger, 44, Chief Financial Officer and Treasurer since August 2007.

Mr. Wenger has over 20 years of experience in the mining and natural resources industries working in various financial roles.  Mr. Wenger was Chief Financial Officer from June 2006 to August 2007, and Chief Accounting Officer and Treasurer of the Company from April 2003 until June 2006.  Mr. Wenger was a manager with PricewaterhouseCoopers LLP from June 2002 until March 2003.  From September 2000 until June 2002, he was a manager with Arthur Andersen LLP.  He is a member of the Board of Directors of the Nevada Mining Association.  Mr. Wenger holds a Bachelor of Science degree in Business Administration from Colorado State University, completed the General Management Program at the Harvard Business School, and is a certified public accountant.  He is a member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Karli S. Anderson, 44, Vice President Investor Relations since May 2013.

Ms. Anderson has over 15 years of experience in finance, investor relations and capital markets.   She was Senior Director, Investor Relations, from August 2011 through April 2013 and Director, Investor Relations from May 2010 to August 2011 at Newmont Mining Corporation.  From February 2008 to May 2010, she served as Director Investor Relations at Coeur d’Alene Mines Corporation.  Ms. Anderson served as Director Investor Relations from January 2006 to February 2008 at Evergreen Energy Inc.  From 2003 to 2006 she was Director of Strategic Analysis at Policy Studies, Inc. and from 2000 to 2001 she was an Associate at Goldman Sachs Investment Research.  Ms. Anderson is currently the Chairman of the Denver Gold Group.  Ms. Anderson holds a Master of Business Administration degree with a specialization in finance from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Telecommunications Systems from Ohio University.

William H. Heissenbuttel, 52, Vice President Corporate Development since February 2007.

Mr. Heissenbuttel brings more than 25 years of corporate finance experience with 20 of those years in project and corporate finance in the metals and mining industry. From January 2015 to June 2016, he served as Vice President Operations for the Company, and from April 2006 through January 2007, he was Manager Corporate Development for the Company.  Mr. Heissenbuttel served as Senior Vice President from 2000 to 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc.  From 1994 to 1999, he served as Vice President and then as Group Vice President at ABN AMRO Bank N.V.  From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover.  Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

Mark Isto, 57, Vice President Operations since July 2016.

Mr. Isto has 34 years of experience in mining engineering, mine management and project development, most of which included international experience.  He previously served as Executive Director, Project Evaluation for RGLD Gold (Canada) Inc., a wholly owned subsidiary of the Company, since January 2015.  Prior to that, he served as Vice President Operations for First Nickel Inc. from May 2012 to December 2014, and served as the Vice President and Senior Vice President levels in the Projects Group at Kinross Gold Corp. from October 2006 to May 2012.  He served as Mine General Manager of Golden Sunlight Mines, Inc. (Placer Dome America) from January 2004 to October 2006, and he previously held numerous other management positions in Placer Dome’s global operations, including Chief Engineer, Mine Superintendent, Project Director and Senior Advisor over a nearly 25 year career.  Mr. Isto holds a Bachelor of Science degree in Mining Engineering from Montana College of Mineral Science and Technology, as well as a Master of Business Administration degree in Business Administration from the University of Nevada — Reno.

Bruce C. Kirchhoff, 58, Vice President, General Counsel since February 2007 and Secretary since July 2013.

Mr. Kirchhoff has over 30 years of experience representing hardrock, industrial minerals, mineral exploration and development companies.  From 2004 through 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC.  From January to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC.  Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from 1986 through 1996.  Mr. Kirchhoff holds a J.D. from the University of Denver, a Master of Science in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts degree in Anthropology from Colorado College.

Proposal #1: ELECTION OF CLASS III DIRECTORS

The Company’s Board of Directors consists of three classes of Directors, with each class of Directors serving for a three-year term and until their successors are duly elected and qualified.  The Company’s current Class I Directors are Messrs. Jensen and Sokalsky; the Class II Directors are Messrs. Hayes and Vance; and the Class III Directors are Ms. Veenman and Messrs. Haase, McArthur and Thompson.

As previously disclosed, Mr. Haase is not standing for re-election to the Board at the Annual Meeting.  Mr. Haase’s decision not to stand for re-election was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Board of Directors does not immediately plan to fill Mr. Haase’s board vacancy following the Annual Meeting.

If the proxy is properly completed and received in time for the Annual Meeting, and if the proxy does not indicate otherwise, the represented shares will be voted “FOR” Kevin C. McArthur, Christopher M.T. Thompson and Sybil E. Veenman.  If any nominee for election as a Class III Director should refuse or be unable to serve (an event that is not anticipated), the proxy will be voted for a substitute nominee who is designated by the Board of Directors.  Each Class III Director elected shall serve until the 2020 Annual Meeting, or until his or her successor is elected and qualified.

VOTE REQUIRED FOR APPROVAL

The Company’s Amended and Restated Bylaws (“Bylaws”) require that each Director be elected by the majority of votes cast at a meeting at which a quorum is present with respect to such Director in uncontested elections.  This means that the number of shares voted “FOR” a Director nominee must exceed the votes cast “AGAINST” that Director nominee.  In a contested election (where the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors.  This year’s election is expected to be an uncontested election, and the majority vote standard will apply.  If a nominee who is serving as a Director is not elected at the Annual Meeting, Delaware law provides that the Director would continue to serve on the Board as a “holdover Director.”  Under the Company’s Bylaws, each Director nominee who is serving as a Director has submitted a conditional resignation that becomes effective if such Director is not elected and the Board accepts the resignation. In that situation, the CNG Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action.  The Board of Directors will act on the CNG Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Absent a determination by the Board that it is in the best interest of the Company for a Director who fails to be elected to remain on the Board, the Board will accept the resignation.  The Director who tenders his or her resignation will not participate in the decision of the Board of Directors.  If a nominee who was not already serving as a Director fails to receive a majority of votes cast with respect to his or her election at the Annual Meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover Director.”  Each of the Class III Director nominees are currently serving on the Board of Directors.

Information concerning the nominees for election as Directors is set forth below under “Board of Directors.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE CLASS III DIRECTOR NOMINEES

BOARD OF DIRECTORS

Below, we provide the names, position with the Company, periods of service and experience of the Company’s Directors.  The persons who are nominated for election as Class III Directors at the Annual Meeting are indicated with an asterisk *.  Each Director brings a strong and unique background and skillset to the Board including, among others, public company board service, long histories of significant leadership positions, and industry experience in the areas of mining, operations, accounting, administration, finance, business development and marketing, law, international business and risk management.  The qualifications and experience of our Directors are summarized on page ii.

WILLIAM M. HAYES	Class II Director (Term expires 2019

Independent Director since 2008	Retired Mining Executive
Chairman of the Board of Directors since May 2014	Audit Committee Financial Expert
Chairman of the Audit and Finance Committee	Age 72

CURRENT BOARD AND/OR EXECUTIVE POSITIONS

Antofagasta PLC: (LON:ANTO), an FTSE 100 Company listed on the London Stock Exchange engaged in mining, transportation, water distribution and energy	• Independent Director • Member of Audit and Risk Committee • Member of Remuneration and Talent Management Committee • Member of Nomination and Governance Committee

PREVIOUS BOARD AND/OR EXECUTIVE POSITIONS

Antofagasta PLC

•             Senior Independent Director, Audit Committee Chairman
and Chairman of the Board

•             Chairman and Director of Tethyan Copper Company, a 50-50 joint venture between Antofogasta and Barrick related to the Reko Diq Project in Pakistan

Various times since 2006

Placer Dome Inc.	• Executive VP for Project Development and Corporate Affairs • Executive VP for USA and Latin America • Executive VP for Latin America • VP and Treasurer	2004 to 2006 2000 to 2004 1994 to 2000 1991 to 1994

Compania Mantos de Oro (La Coipa) and Compania Minera Zaldivar (Zaldivar Mine)	President	2000 to 2004

Mantos de Oro, Chile at the La Coipa mine	• Chief Executive Officer • Chief Financial Officer	1995 to 1999 1988 to 1991

Exxon Corporation	Various financial positions	1972 to 1987

EDUCATION

• Bachelor of Arts and Master of Arts degree in International Management from the American Graduate School of International Management

• Bachelor of Arts degree in Political Science from the University of San Francisco

QUALIFICATIONS AND EXPERIENCE

Leadership, Finance and International Business Experience

•    The Board of Directors determined that Mr. Hayes is an Audit Committee Financial Expert.

•    Prior service as Executive Vice President for U.S. and Latin America, Placer Dome; Executive Vice President, Project Development and Corporate Relations, Placer Dome; Vice President and Treasurer, Placer Dome; and Regional Treasurer and Controller, Exxon Minerals.

Industry Experience	Previously served as President of the Mining Council in Chile and President of the Gold Institute in Washington, D.C.

Mining Experience	Previously responsible for six operating mines in Chile and the U.S., and five development projects in the U.S., Chile, Dominican Republic and Africa.

Business Development and Marketing	Extensive experience in project development and corporate affairs.

TONY A. JENSEN	Class I Director (Term expires 2018)

Director (non-independent) since 2004	President and Chief Executive Officer of Royal Gold, Inc.
Age 55

CURRENT BOARD AND/OR EXECUTIVE POSITIONS

ROYAL GOLD, INC.	President and Chief Executive Officer	2006 to present

PREVIOUS BOARD AND/OR EXECUTIVE POSITIONS

Royal Gold, Inc.	President and Chief Operating Officer	2003 to 2006

Golden Star Resources Ltd. (TSX:GSC; NYSE MKT: GSS; GSE: GSR)	Director	2012 to 2017

Cortez Joint Venture	Mine General Manager	1999 to 2003

Placer Dome Latin America	• Director, Finance and Strategic Growth and Treasurer • SubGerente General de Operationes for Compania Minera Mantos de Oro, a subsidiary of Placer Dome Latin America	1995 to 1998

Placer Dome US	Various engineering, operational management and corporate experience	Prior to 1995

EDUCATION

• Bachelor of Science degree in Mining Engineering from South Dakota School of Mines and Technology

• Certificate in Finance from Golden Gate University in San Francisco

QUALIFICATIONS AND EXPERIENCE

Board Service

Previously served as a Director of Golden Star, Director of the National Mining Association (“NMA”) and a member of the NMA Finance Committee, Director of the World Gold Council and Chairman of the Compensation Committee, prior Chairman and member of the Industrial Advisory Board and current member of the University Advisory Board of the South Dakota School of Mines and Technology.

Leadership Experience

Extensive operations, corporate, and executive experience managing professional teams and large work forces with Placer Dome, and current corporate and executive experience as President and CEO of Royal Gold.

Finance Experience

Current member of NMA’s Finance Committee and past member of Golden Star’s Audit Committee. Prior experience as Director, Finance and Strategic Growth, and Treasurer of Placer Dome Latin America. Experience raising capital in the debt and equity markets for Royal Gold.

Industry, Mining and International Business Experience

Active board memberships noted above, prior Chairman and Director of the Nevada Mining Association, Director of the Colorado Mining Association, and member of the University of Colorado Center for Commodities Advisory Board, as well as extensive industry, mining, acquisition, and international business experience through various roles with Royal Gold and Placer Dome, including a foreign assignment in Chile from 1995 to 1999.

Operations

Prior domestic and international experience as mine engineer, operations supervisor, and mine general manager while based at three mining operations for Placer Dome, as well as exploration, review, development and acquisition assignments at various other operations and properties.

Business Development and Marketing	Extensive experience in corporate development for Royal Gold and Placer Dome.

*C. KEVIN MCARTHUR	Class III Director Nominee (Term expires 2017)

Independent Director since March 2014	Executive Chair and a Director of Tahoe Resources Inc.
CNG Committee Member	Age 62

CURRENT BOARD AND/OR EXECUTIVE POSITIONS

Tahoe Resources Inc. (NYSE:TAHO; TSX)	• Executive Chair • Director	April 2015 to present 2009 to present

• CEO • President and CEO • Vice Chair and CEO	August 2015 to August 2016 2009 to early 2014 Early 2014 to April 2015

PREVIOUS BOARD AND/OR EXECUTIVE POSITIONS

Tahoe Resources Inc.	• CEO • President and CEO • Vice Chair and CEO	August 2015 to August 2016 2009 to early 2014 Early 2014 to April 2015

Goldcorp Inc. (TSX:LG; NYSE:GG)	President, CEO and Director	2006 until 2008 retirement

Glamis Gold Ltd.	President and CEO	1998 until Goldcorp acquisition in 2006

Consolidated Thompson Iron Mines Limited (TSX:CLM)	Director	2009 to 2011

Cloud Peak Energy Inc. (NYSE:CLD)	Director	2009 to 2010

Pembrook Mining Corp	Director	2009 to 2014

BP Minerals Homestake Mining Company	Various operating and engineering positions	Prior to 1998

EDUCATION

Bachelor of Science degree in Mining Engineering from the University of Nevada

QUALIFICATIONS AND EXPERIENCE

Board Service

Currently director of Tahoe since 2009, and is a past director of Goldcorp, Glamis Gold, Consolidated Thompson, Cloud Peak and Pembrook. Prior Board assignments included serving as the chairman of: the Pembrook audit committee, the Pembrook and Consolidated Thompson governance committees, the Cloud Peak health, safety, environment and communities committee and the Consolidated Thompson special committee during an M&A transaction, as well as serving on the Pembrook and Consolidated Thompson compensation committees and the Cloud Peak governance and nominating committees.

Leadership Service

Extensive experience as a president and CEO of international mining companies since 1998. He founded and is Executive Chair and a director, and also served as President and CEO of Tahoe. He served as President, CEO and a director of Goldcorp; President and CEO of Glamis Gold, and as a director of Consolidated Thompson, Cloud Peak and Pembrook.

Industry and Mining Experience

More than 19 years of CEO experience in the mining business; over 37 years of operational, senior management and executive experience in the mining industry, including mine financing, mine construction and operations, mining engineering and mergers and acquisitions.

Business Development and Marketing	Extensive experience in corporate development for Tahoe, Goldcorp and Glamis Gold.

JAMIE C. SOKALSKY	Class I Director (Term expires 2018)

Independent Director since August 2015	Retired Mining Executive
Audit and Finance Committee Member	Age 60
Audit Committee Financial Expert

CURRENT BOARD AND/OR EXECUTIVE POSITIONS

Agnico-Eagle Mines Limited (NYSE:AEM)	Director	2015 to present

Pengrowth Energy Corporation (NYSE:PGH)	Director	2015 to present

Probe Metals, Inc. (TSX-V:PRB)	Chairman of the Board of Directors	2015 to present

Angus Ventures Inc. (TSX-V:Gus.P)	President	August 2017 to present

PREVIOUS BOARD AND/OR EXECUTIVE POSITIONS

Barrick Gold Corporation	• CEO and President	2012 to 2014

	• Executive roles including CFO and Executive Vice President	Various times from 1999 to 2012
	• Treasurer and Vice President	1993 to 1999

World Gold Council	• Director	2012 to 2014

International Council on Mining and Metals	• Member	2012 to 2014

EDUCATION

• Bachelor of Commerce degree (Honors) from Lakehead University

• Chartered Professional Accountant designation

QUALIFICATIONS AND EXPERIENCE

Board Service

Member of the board of directors of Pengrowth and Agnico-Eagle, and is chairman of the board of Probe Metals. Mr. Sokalsky is a past director of the World Gold Council and a past member of the International Council on Mining and Metals.

Leadership Experience

Over 30 years of senior executive experience in finance, capital markets, corporate strategy, project development, acquisitions and divestitures, including extensive board, CEO and CFO experience with international mining organizations, and board experience serving as a director for four public companies, two of which were metals mining companies.

International Mining Experience	More than 20 years’ experience in international gold mining, encompassing strategy, finance, operations and investment.

Finance Experience	• The Board of Directors determined that Mr. Sokalsky is an Audit Committee Financial Expert. • Extensive finance experience as treasurer and subsequently CFO of Barrick.

Business Development and Marketing	Extensive experience in corporate development for Barrick.

*CHRISTOPHER M.T. THOMPSON	Class III Director Nominee (Term expires 2017)

Independent Director since May 2014	Retired Mining Executive
Audit and Finance Committee Member	Age 69
Audit Committee Financial Expert

CURRENT BOARD AND/OR EXECUTIVE POSITIONS

Jacobs Engineering Group Inc. (NYSE:JEC)	Director	2012 to present

PREVIOUS BOARD AND/OR EXECUTIVE POSITIONS

Teck Resources Limited (NYSE:TECK)	Director	2003 to April 2014

Golden Star Resources (TSX:GSC; NYSE MKT:GSS; GSE:GSR)	Chairman	2010 to May 2015

Gold Fields Limited	• Chairman of the Board • Chairman and CEO	1998 to 2005 1998 to 2002

World Gold Council	Chairman of the Board	2002 to 2005

Castle Group, which managed three venture capital funds that employed various structures, including royalties, to finance the development of new gold mines	Founder and CEO	1992 to 1998

EDUCATION

• Bachelor degree in law and economics from Rhodes University, South Africa

• Master’s degree in Management Studies from Bradford University in the UK

QUALIFICATIONS AND EXPERIENCE

Board Service

Currently a member of the Audit and Finance Committee and a Director of Royal Gold. Also currently a member of the board of Jacobs Engineering, and a member of the Colorado School of Mines Foundation Board of Governors. Previously, he served as a director of Teck Resources and of Golden Star, and he served as chairman of Gold Fields Limited and was chairman of the World Gold Council.

Leadership Experience	Extensive board and CEO experience with international mining organizations since 1985 and board experience serving as a director for over 25 public gold mining companies.

International Mining Experience	More than 40 years’ experience in international gold producing operations, gold mining investment and venture capital fields.

Finance Experience

•    The Board of Directors determined that Mr. Thompson is an Audit Committee Financial Expert.

•    Extensive experience evaluating new mining projects; member of the Company’s Audit and Finance Committee; member of the audit committee for Jacobs Engineering; founder and CEO of Castle Group which managed three venture capital funds that employed various structures, including royalties, to finance development of new gold mines.

Business Development and Marketing	Extensive experience in corporate development for Gold Fields, Castle Group and numerous board positions.

RONALD J. VANCE	Class II Director (Term expires 2019)

Independent Director since April 2013	Retired Mining Executive
CNG Committee Member	Age 65

PREVIOUS BOARD AND/OR EXECUTIVE POSITIONS

Teck Resources (NYSE:TECK)	Senior Vice President, Corporate Development	2006 to 2014

Rothschild Inc.	Managing Director/Senior Advisor	2000 to 2005

Rothschild (Denver) Inc.	Managing Director	1991 to 2000

Newmont Mining Corporation	• Vice President Project Development • Vice President Marketing	1989 to 1991 1983 to 1989

Amax Copper Inc.	Director, Copper Sales and Manager, Specialty Copper Sales	1978 to 1983

EDUCATION

• Bachelor of Arts degree from Hobart College

• Master of Business Administration degree from Columbia University

QUALIFICATIONS AND EXPERIENCE

Board Service	Currently a member of the CNG Committee and a Director of Royal Gold.

Finance and International Business Experience

•    Expertise in managing the generation, negotiation and execution of complex, large-scale transactions.

•    Experience building strategic commercial relationships with a broad range of international companies and developing and executing corporate and structured financing arrangements.

Industry and Mining Experience	More than 30 years of executive experience in the mining industry.

Business Development and Marketing	Extensive experience in corporate development, strategic planning, project development and marketing of precious metals.

Industry Association Participation	Past Director of the Gold Institute and World Gold Council; past member of Denver Gold Group and various trade association committees.

*SYBIL E. VEENMAN	Class III Director Nominee (Term expires 2017)

Independent Director since January 2017	Retired Mining Executive
Member of the CNG Committee	Age 54

CURRENT BOARD AND/OR EXECUTIVE POSITIONS

IAMGOLD Corporation (NYSE:IAG)	• Independent Director • Member of Safety, Environmental and Reserves Committee • Chair of Nominating and Corporate Governance Committee	2015 to present

Noront Resources Ltd. (TSX:V:NOT)	• Independent Director • Chairman of the Environmental, Health, Safety and Sustainability Committee • Member of the Compensation, Governance and Nominating Committee

PREVIOUS BOARD AND/OR EXECUTIVE POSITIONS

Barrick Gold Corporation (NYSE:ABX)	• Senior Vice President, General Counsel and Member of Executive Leadership Team • Various roles including Vice President Associate General Counsel and Senior Vice President Associate General Counsel	2010 to September 2014 1994 to 2010

Lac Minerals Ltd.	Associate General Counsel and Secretary	March to September 1994

Fasken Campbell Godfrey, barristers and solicitors	Associate	1989 to 1994

EDUCATION

Bachelor of Laws degree from the University of Toronto, admitted to Ontario Bar in 1989

QUALIFICATIONS AND EXPERIENCE

Board Service	Currently a member of the CNG Committee and a Director of Royal Gold. Independent Director of IAMGOLD and Noront.

Corporate Governance

Chair of Corporate Governance and Nominating Committee of IAMGOLD and member of Compensation, Governance and Nominating Committee of Noront; completed Institute of Corporate Directors, Director Education Program and achieved ICD.D designation from the Institute; played key role in review and restructuring of governance practices and policies at Barrick following adoption of Sarbanes-Oxley Act.

Industry, Mining and International Experience	More than 20 years experience with international gold mining company with large portfolio of operating mines, development projects and exploration properties across five continents.

Leadership Experience	Served as member of Executive Leadership Team of Barrick; General Counsel of Barrick, heading global legal department comprised of approximately 35 lawyers in 11 countries.

Legal and Compliance

Previously General Counsel of Barrick, heading global legal department, with responsibility for managing overall legal affairs of the company including: legal support of mergers and acquisitions, debt and equity financings; management of litigation; development and oversight of key compliance policies and programs; and engaged in private practice with a focus on corporate/commercial, mergers and acquisitions and securities. Joint oversight responsibility for enterprise risk management, security/asset protection and community, health, environment, safety and security functions at Barrick.

Reputation in the Industry	Over 20 years experience with major international mining company.

BOARD OF DIRECTORS COMPOSITION AND PRACTICES

Meetings and Attendance

During the fiscal year ended June 30, 2017 (“fiscal year 2017”), the Board of Directors held four regular meetings, two of which included executive sessions of the independent Directors, four special meetings and took action three times by unanimous written consent.  Each Director attended, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and of the Committee(s) of the Board of Directors (each, a “Committee”) on which he or she served.  It is the Company’s policy that each Director attends each Annual Meeting, and all Directors attended last year’s Annual Meeting.

Independence of Directors

The Board of Directors determined that each Director, except for Mr. Jensen, who is the President and CEO of the Company, is “independent” under the listing standards of the NASDAQ Stock Exchange (“NASDAQ”).  The Board of Directors also determined that the Directors designated as “independent” have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director.

Board Structure

The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and CEO should be separate or combined, but recognizes the value to the Company of having a non-executive Chairman.  Mr. Hayes has served as Chairman of the Board since May 2014, as Chairman of the Audit and Finance Committee since November 2013, and as a Director of the Company since 2008.

The Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent Directors.

Board Orientation

The Company conducts a thorough Board orientation program to efficiently introduce new directors to the Company, its management, business model and corporate strategy, financial condition, corporate organization and constituent documents, and its governance policies and practices.

Board Composition and Qualification

Every Director of the Company has held significant leadership positions and has substantial experience in the international mining business, corporate governance and risk management, in addition to other qualifications and expertise responsive to the needs of the Company.

Board Self-Assessments

The Board and Committees conduct annual self-assessments to evaluate the qualifications, experience, skills and balance of the Board and each Committee, and to ensure that the Board and each Committee is working effectively.

Board Oversight of Risk Management

The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company.  The Board of Directors relies upon the President and CEO and other members of management to supervise day-to-day risk management.  The President and CEO reports directly to the Board and certain Board Committees on such matters, as appropriate.

The Board of Directors delegates certain oversight responsibilities to its Committees.  For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit and Finance Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with certain legal and regulatory requirements and corporate policies and controls, and the independent auditor’s selection, retention, qualifications, objectivity and independence.  Similarly, the Compensation, Nominating and Governance Committee provides risk oversight with respect to the Company’s compensation program, governance structure and processes, the Company’s compliance with certain legal and regulatory requirements, and succession planning.

The Board also oversees a robust enterprise risk management program to identify, define, manage and, when necessary, mitigate risks confronting the Company.  The enterprise risk management program is administered, reviewed and updated by management on an ongoing basis, and reviewed by the Board of Directors quarterly.

Audit and Finance Committee (“AF Committee”)

The AF Committee is a standing committee of the Board of Directors, consisting of the following persons:

Director	Independent under the NASDAQ listing standards and Rule 10A- 3(b)(1) of the Securities Exchange Act of 1934, as amended	An “audit committee financial expert” as defined in Item 407(d) of Regulation S-K	Satisfies the NASDAQ financial literacy and sophistication requirements
William M. Hayes, Chairman	Yes	Yes	Yes
Jamie C. Sokalsky	Yes	Yes	Yes
Christopher M.T. Thompson	Yes	Yes	Yes

The AF Committee held seven meetings during fiscal year 2017.  The Audit and Finance Committee Charter is available on the Company’s website at www.royalgold.com under “Governance — Committees.”

The AF Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements and corporate policies and controls.  The AF Committee has the direct responsibility to retain and terminate the Company’s independent registered public accountants, review reports of the independent registered public accountants, approve all auditing services and related fees and the terms of any agreements, and to pre-approve any non-audit services to be rendered by the Company’s independent registered public accountants.  The AF Committee monitors the effectiveness of the audit process and the Company’s financial reporting, monitors the internal audit process and critical accounting policies, reviews the adequacy of financial and operating controls and evaluates the effectiveness of the AF Committee.  The AF Committee is responsible for confirming the independence and objectivity of the independent registered public accountants.  The AF Committee is also responsible for preparation of the AF Committee report for inclusion in the Company’s Proxy Statement.

The AF Committee reviews and provides oversight of the Company’s financial strategy, capital structure and liquidity position, including review and oversight of transactions involving public offerings of the Company’s equity and debt securities, transactions involving material debt obligations, dividend policies and practices, liquidity and cash flow position, tax strategy and tax compliance, and investment policies and strategy.  The AF Committee also reviews and provides oversight of transactions and expenditures specifically delegated to it by the Board of Directors and performs such other financial oversight responsibilities as the Board of Directors may request.

In addition, the AF Committee reviews and approves all related-party business transactions in which any of the Company’s officers, Directors or nominees for Director have an interest and that may be required to be reported in the Company’s periodic reports, and reports to the full Board of Directors on such matters.

Compensation, Nominating and Governance Committee (“CNG Committee”)

The CNG Committee is a standing committee of the Board of Directors consisting of the following persons:

Director	Considered an “outside Director” as defined under Section 162(m) of the Internal Revenue Code	Considered a “non-employee” Director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended	Independent under applicable NASDAQ listing standards
M. Craig Haase, Chairman	Yes	Yes	Yes
C. Kevin McArthur	Yes	Yes	Yes
Ronald J. Vance	Yes	Yes	Yes
Sybil E. Veenman	Yes	Yes	Yes

The CNG Committee held seven meetings during fiscal year 2017 and took action by unanimous written consent once.  The CNG Committee Charter is available on the Company’s web site at www.royalgold.com under “Governance — Committees.”

The CNG Committee oversees the Company’s compensation policies, plans and programs, reviews and determines the compensation to be paid to executive officers, and recommends compensation to be paid to the Company’s Directors. The full Board reviews and considers the CNG Committee’s director compensation recommendations prior to making final determinations. The CNG Committee also administers and implements the Company’s incentive compensation and equity-based plans.  The CNG Committee is responsible for overseeing preparation of the Compensation Discussion and Analysis and for preparing the report on executive compensation for public disclosure in the Company’s Proxy Statement.

The CNG Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems necessary or advisable.  The CNG Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee.  The CNG Committee does not delegate its responsibilities with respect to executive compensation to any executive officer of the Company.

In addition to compensation matters, the CNG Committee also identifies or reviews individuals proposed to become members of the Board of Directors and recommends Director nominees.  In selecting Director nominees, the CNG Committee assesses the nominee’s independence and considers his or her experience and areas of expertise, including experience in the mining industry, diversity, integrity, perspective, broad business judgment and leadership, personal qualities and reputation in the business community, and ability and willingness to commit adequate time to Board and Committee matters, all in the context of the perceived needs of the Board of Directors at that time.  The Company does not have a stand-alone policy regarding the consideration of diversity in selecting Director nominees.  However, the CNG Committee considers a wide range of criteria in nominee selection including diversity, social, technical, political, management, legal, governance, finance and broader business experience as well as other areas of expertise.  These matters are considered through discussions at CNG Committee meetings.

The CNG Committee will consider Director candidates recommended by stockholders using the same criteria outlined above, provided such written recommendations are submitted to the Vice President, General Counsel and Secretary of the Company in accordance with the advance notice and other provisions of the Company’s Bylaws.

The CNG Committee also advises the Board of Directors regularly on various corporate governance matters and principles, including regulatory actions impacting the Company.  The CNG Committee reviews the content of and compliance with the Company’s Board of Directors Governance Guidelines annually, and assesses compliance with corporate governance guidelines and requirements established by the SEC, NASDAQ and applicable laws and regulations.

Compensation Committee Interlocks and Insider Participation

No member of the CNG Committee, which consists of M. Craig Haase, C. Kevin McArthur, Ronald J. Vance and Sybil E. Veenman, is or has been an officer or employee of the Company.  No interlocking relationship existed between our Board of Directors or our CNG Committee and the Board of Directors or compensation committee of any other company during fiscal year 2017.

Succession Planning

One of the primary responsibilities of the Board and management is to ensure that the Company has qualified leadership possessing the appropriate knowledge, experience and skills to successfully execute its business and strategic plans.  Management is actively engaged in leadership development, including regular discussions concerning the development and retention of critical talent to promote future success, and the creation of opportunities for individual personal and professional development.  In addition, the Board regularly reviews and discusses succession plans for both the Board and senior executives, including the President and CEO, during Board Committee meetings and executive sessions of the full Board.  Directors become familiar with potential successors for senior executive positions through various means, including Board meeting presentations and less formal interactions throughout the course of the year.

The Board’s practice is to prepare for planned or unplanned changes in leadership in order to ensure the long-term continuity and stability of the Company.  Accordingly, the Board has well-considered options available to respond to an unexpected vacancy in the President and CEO position.

Communication with Directors

Any stockholder who desires to contact the Company’s Board of Directors may do so by writing to the Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.  Any such communication should state the number of shares beneficially owned by the stockholder making the communication.  The Vice President, General Counsel and Secretary will forward any such communication to the Chairman of the CNG Committee, and will forward such communication to other members of the Board of Directors as appropriate, provided that such communication addresses a legitimate business issue.  Any communication relating to accounting, auditing or fraud will be forwarded to the Chairman of the AF Committee.

Code of Business Conduct and Ethics

The Company has long had in place a Code of Business Conduct and Ethics (the “Code”) applicable to all of its Directors, officers and employees, including the President and CEO, the CFO and Treasurer, and other persons performing financial reporting functions.  The Code is reviewed on a yearly basis by the CNG Committee and Board, and is amended when appropriate.  The

Code is available on the Company’s website at www.royalgold.com under “Governance — Guidelines & Policies.”  The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code.  The Company will post on its website any amendments to, or waivers from, any provision of the Code.

Board Governance Guidelines

Upon recommendation from the CNG Committee, the Board of Directors adopted the Board of Directors’ Governance Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders.  The Board of Directors Governance Guidelines are reviewed on a yearly basis.  The Board of Directors Governance Guidelines are available on the Company’s website at www.royalgold.com under “Governance — Guidelines & Policies.”

Anti-Hedging, Anti-Pledging and Short Sale Policies

The Company’s Insider Trading Policy prohibits Directors, executive officers and employees on the Company’s restricted trading list from trading in the Company’s common stock on a short term basis, purchasing the Company’s common stock on margin, short sales of Company stock, buying or selling put or call options or other derivative securities relating to Company stock, engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards and exchange funds with respect to the Company’s common stock, pledging Company stock as security for any obligation, participating in investment clubs that invest in the Company’s securities, holding the Company’s securities in a margin account, and, other than pursuant to a qualified trading plan, placing open orders (i) of longer than three business days or (ii) ending after a trading window closes.

Trading Controls

Directors, executive officers and employees on the Company’s restricted trading list are required to receive the permission of the Company’s Vice President, General Counsel and Secretary prior to entering into any transactions in Company securities, including gifts, grants and transactions involving derivatives.  Generally, trading is permitted only during open trading periods.  Directors, executive officers and employees on the Company’s restricted trading list may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These trading plans may be entered into only during an open trading period and must be approved by the Company.

Certain Relationships and Related Transactions

The AF Committee’s charter requires it to approve or ratify certain transactions involving the Company and “related persons,” as defined under the relevant SEC rules.  Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the AF Committee.  The policy applies to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control.  In determining whether to approve, ratify, or disapprove of entry into a transaction, the AF Committee will consider all relevant facts and circumstances and will take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction would impair the independence of an independent Director; and whether the transaction would present an improper conflict of interest for any Director or executive officer of Royal Gold.  No related party transactions were required to be reported for fiscal year 2017.

Conditional Resignation Policies

Under the Company’s Bylaws, each Director is required to execute a “conditional resignation” providing that such resignation shall be effective in the event (i) the Director fails to be elected at any annual meeting of the stockholders at which he or she stands for election or re-election, and (ii) the Board notifies the Director or publicly announces that it accepted the resignation.  A majority of the disinterested Directors has discretion whether to accept or reject the Director’s resignation.

Under the Company’s Board of Directors’ Governance Guidelines, any director reaching the age of 72 must submit a written offer of resignation.  A majority of the disinterested Directors has discretion to accept or reject such offers of resignation, which will be considered annually for so long as the affected Director remains in office.  During fiscal year 2017, each of Messrs. Haase and Hayes submitted an offer of resignation.  Neither offer was accepted by the disinterested Directors.

DIRECTOR COMPENSATION

Royal Gold’s compensation for non-employee Directors is designed to reflect current market trends and developments with respect to compensation of board members, including the award of a higher proportion of total compensation in equity than in cash.

The CNG Committee is responsible for evaluating and recommending to the independent members of the Board of Directors the compensation paid to non-employee Directors.  The independent members of the Board of Directors consider the CNG Committee recommendation and make final determinations of non-employee Director compensation.

The Company does not have a retirement plan for non-employee Directors.  Executive officers who are also Directors are not paid additional compensation for their services on the Board of Directors. Therefore, Mr. Jensen, as President and CEO, does not receive any compensation for his services as a Director.

PEER GROUP BENCHMARKING

The CNG Committee retains an independent compensation consultant biennially to benchmark Director compensation against the Company-selected peer group, which is the same group of companies the CNG Committee uses to benchmark executive compensation (see page 27 for a list of these companies).  When considering Director compensation for fiscal year 2017, the CNG Committee reviewed and considered the results of a benchmark study conducted by Hugessen Consulting Inc. (“Hugessen”) dated May 2016.

In addition to benchmarking the amount of Director compensation against the Company’s peer group using several methodologies, the study also compared the forms of compensation paid to the Company’s Directors to the forms of compensation paid to peer group directors, as well as the share ownership guidelines applicable to directors of the Company and its peer group.

COMPONENTS OF DIRECTOR 2017 COMPENSATION PROGRAM

Based upon its work with Hugessen, the CNG Committee recommended and the independent Directors approved that no changes be made to total Director compensation or to the forms of compensation for fiscal year 2017.

Compensation Element for Non-Employee Directors	Fiscal Year 2017 Compensation Program
Annual Board Retainer	$60,000
Board and Committee Meeting Fees	$1,500 / Meeting Attended
Annual Board Chairman Retainer	$115,000
Annual Committee Chairman Retainer*	$15,000
Annual Equity Retainer	$160,750 in Restricted Stock**

* Includes chairmanship for each of the AF Committee and the CNG Committee.

** On August 16, 2016, each non-employee Director was granted 1,930 shares of restricted stock.  Half of these shares vested immediately upon grant and the remaining half of these shares vested on the first anniversary of the grant date.

2017 DIRECTOR COMPENSATION

The following table provides information regarding compensation earned by the Company’s non-employee Directors for their services in fiscal year 2017.  Amounts shown for each Director vary due to service on committees or as committee chairs.  The annual retainers for fiscal year 2017 were paid in cash on a quarterly basis.

Director	Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

Gordon J. Bogden	79,500	160,750	240,250
M. Craig Haase	94,500	160,750	255,250
William M. Hayes	212,500	160,750	373,250
C. Kevin McArthur	75,000	160,750	235,750
Jamie C. Sokalsky	82,500	160,750	243,250
Christopher M.T. Thompson	81,000	160,750	241,750
Ronald J. Vance	78,000	160,750	238,750
Sybil Veenman(3)	34,500	—	34,500

(1) Amount of cash compensation earned for Board and Committee service in fiscal year 2017.

(2) The amounts shown represent the total grant date fair value, determined in accordance with Accounting Standards Codification (“ASC”) 718, of restricted stock awards in fiscal year 2017. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 8 to the Company’s consolidated financial statements contained in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on August 10, 2017, for a discussion on the valuation of the restricted stock awards. In accordance with ASC 718, the grant date fair value for each restricted stock award in fiscal year 2017 was $83.29, which was the closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on August 18, 2016, the date of grant. Restricted stock awards related to continued service for non-employee Directors vest 50% immediately upon grant and 50% on the first anniversary of the date of the grant.  As of June 30, 2017, each of Messrs. Haase, Hayes, McArthur, Sokalsky, Thompson and Vance held 965 shares of unvested restricted stock.  On June 15, 2017, Gordon Bogden submitted his resignation from the Board of Directors and the Audit and Finance Committee effective June 30, 2017.  On June 15, 2017, the CNG Committee recommended and the Board of Directors unanimously approved acceleration of Mr. Bogden’s 965 shares of unvested restricted stock effective June 30, 2017, in recognition of Mr. Bogden’s six years of service to the Company.

(3) Ms. Veenman joined the Board of Directors on January 1, 2017.

Expenses

Non-employee Directors are reimbursed for all of their out-of-pocket expenses incurred in connection with the business and affairs of the Company.

DIRECTOR STOCK OWNERSHIP GUIDELINES

All non-employee Directors are expected to have a significant long-term financial interest in the Company. To encourage alignment with the interests of stockholders, each non-employee Director is expected to own shares of Royal Gold common stock equal in value to ten (10) times the annual cash retainer. Non-employee Directors have five years from the date of their respective first restricted stock grant to meet ownership targets.  All of the Directors exceed their ownership guidelines except Mr. Sokalsky who joined the Board in August 2015, and Ms. Veenman who joined the Board in January 2017.

Role	Guideline Value of Common Stock to be Owned
Director	10x Annual Retainer

All non-employee Directors are required to hold 50% of the shares of common stock acquired pursuant to any equity grant, net of any shares sold to cover withholding taxes, until they meet their ownership target.

Proposal #2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS FOR 2018

The AF Committee and the Board of Directors seek stockholder ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2018.

The ratification of the appointment of Ernst & Young LLP is submitted to the stockholders because the AF Committee and the Board of Directors believe this to be good corporate practice. Should the stockholders fail to ratify this appointment, the AF Committee will review the matter.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting.  They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the stockholders.

Fees for services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2017 and 2016 are as follows:

•            Audit Fees.  Audit fees paid to Ernst & Young LLP were $756,876 and $629,512 for the fiscal years ended June 30, 2017 and 2016, respectively.  Included in this category are fees associated with the audits of the Company and certain foreign subsidiaries’ annual financial statements and review of the Company’s quarterly financial statements, issuance of consents and review of documents filed with the Securities and Exchange Commission.  Audit fees also include fees associated with the audit of management’s assessment and operating effectiveness of the Sarbanes Oxley Act, Section 404, internal control reporting requirements.

•            Audit-Related Fees.  There were no audit-related fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2017 and 2016.

•            Tax Fees.  Tax fees paid to Ernst & Young LLP for tax-related services were $246,745 and $250,204 for the fiscal years ended June 30, 2017 and 2016, respectively.  Included in this category are fees associated with tax compliance, tax return preparation and certain tax consulting services provided to the Company.  Of the total tax fees paid during fiscal year 2017, $161,477 was paid for tax compliance and tax return preparation services, and $85,268 was paid for tax consulting services primarily for the Company’s subsidiaries.

•            All Other Fees.  Other fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2017 and 2016 were $30,517 and $21,528, respectively.  Included in this category are fees associated with the ongoing servicing of the Company’s global mobility policies.

Pre-Approval Policies and Procedures

The AF Committee adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the AF Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit and Finance Committee must approve the permitted service before the independent auditor is engaged to perform such service.  The AF Committee delegated to the Chairman of the AF Committee authority to approve certain permitted services, provided that the Chairman reports any such decisions to the AF Committee at its next scheduled meeting. The AF Committee pre-approved all of the services described above for the Company’s 2017 fiscal year.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTS OF THE COMPANY

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2017, and the Company’s reporting processes, including internal control over financial reporting, with the Company’s management.  The Audit and Finance Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accountants for fiscal year 2017, the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.  The Audit and Finance Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Company’s Audit and Finance Committee concerning independence and the Audit and Finance Committee has discussed the independence of Ernst & Young LLP with the Company.

Based on the review and discussions with the Company’s auditors and our management, the Audit and Finance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, for filing with the United States Securities and Exchange Commission.

This Report has been submitted by the following independent Directors, who comprise the Audit and Finance Committee of the Board of Directors:

William Hayes, Chairman   •   Jamie C. Sokalsky   •   Christopher M.T. Thompson

Proposal #3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we seek stockholder approval of an advisory resolution on the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement.

This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2017 executive compensation programs and policies and the compensation paid to the NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs as described in this Proxy Statement.

The Board recommends a “FOR” vote because it believes that our compensation policies and practices are effective in achieving the Company’s compensation goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth and linking management interests with stockholder interests.

Key characteristics of our fiscal year 2017 executive officer compensation program are described beginning on page 30.

Stockholders are asked to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Although the vote on this proposal is advisory only, the CNG Committee will review and consider the voting results when evaluating our executive compensation program.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Compensation, Nominating and Governance Committee of the Board of Directors has reviewed and discussed with management the following Compensation Discussion and Analysis.  Based on this review and discussion, the Compensation, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s annual report on Form 10-K for fiscal year 2017, and the Board of Directors has approved that recommendation.

This report is provided by the following independent Directors, who comprise the Compensation, Nominating and Governance Committee:

M. Craig Haase, Chairman    •    C. Kevin McArthur     •    Ronald J. Vance     •    Sybil E. Veenman

Glossary of Terms and Abbreviations

AFCFPS

Adjusted free cash flow per share, a non-GAAP financial measure, defined as operating income plus production taxes, exploration expenses, depreciation, depletion and amortization, non-cash charges and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries

GDX	The Van Eck Market Vectors Gold Miners ETF
GDX Constituents	The companies comprising the GDX
GEOs	Gold equivalent ounces; a measure of aggregate metal production by the Company’s stream and royalty operators. GEOs are caculated as revenue divided by the average gold price for the applicable period
GEO Shares	Performance shares which may vest based upon growth in Net GEOs
Long-term incentive	Equity awarded to the Company’s NEOs annually to promote retention and align NEO performance with stockholders’ economic interests
LTIP	The 2004 or 2015 Omnibus Long-Term Incentive Plan, as the context requires
NEOs	Named Executive Officers; the Company’s executive officers identified in this Proxy Statement
Net GEOs

Net gold equivalent ounces; calculated as the Company’s reported revenue less reported costs of sales, divided by the average gold price for the applicable period. See page 31 for the calculation of Net GEOs for purposes of determining short-term incentive awards

Net Revenue	Calculated as the Company’s reported revenue less reported cost of sales. See page 30 for the calculation of Net Revenue for purposes of determining short- and long-term incentive awards
OCF	Operating cash flow
Performance Shares	Shares of the Company’s common stock which may be awarded based upon the achievement of defined performance or market conditions, as described below
Short-term incentive	Cash payments awarded to the Company’s NEOs after fiscal year end based upon the level of achievement of Company and individual performance measures
SARs	Stock-settled stock appreciation rights; a form of long-term incentive
Total direct compensation	The sum of base salary, short-term cash incentives and the value of long-term equity incentives
TSR	Total Shareholder Return
TSR Shares	Performance shares which may vest based upon the Company’s three-year and one-year TSR relative to the TSRs of the GDX Constituents

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

WE DELIVERED RECORD FINANCIAL AND OPERATING RESULTS FOR FISCAL YEAR 2017

Fiscal year 2017 was an excellent year. The $1.4 billion of new stream and royalty acquisitions that we closed and funded in the first quarter of fiscal 2016 had their expected impact.  Our new streams at Wassa and Prestea, Andacollo and Pueblo Viejo now rank among our top five revenue generators, and together accounted for 40% of fiscal year 2017 revenue.  Our participation in the process to place Thompson Creek Metals Company in stronger hands led directly to the elimination of uncertainty over our investment in the Mount Milligan Mine.  The new stream production and the elimination of uncertainty around Mount Milligan boosted our share price to $78.17 at fiscal 2017 year end, resulting in total one-year return to our stockholders of 10%, earning Royal Gold an 89 percent rank in one-year TSR among the GDX Constituents.

We also completed the last of our stream funding commitments, meaning that all cash flow can be directed to new opportunities, debt reduction and dividends.  In addition, we repaid $95 million on our revolving credit facility, and expanded the facility from $650 million to $1 billion in availability.

Record-Setting 2017 Financial Highlights

2017 Operational Highlights

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES SUPPORT COMPANY PERFORMANCE

The CNG Committee sets and administers executive compensation philosophy, objectives and design.  Our fundamental compensation philosophy is to recruit, retain and reward high-performing executive officers who will:

•                  Drive Company growth and profitability;

•                  Increase long-term value for our stockholders;

•                  Manage the Company in a responsible manner; and

•                  Maintain the Company’s reputation for management excellence.

When designing executive compensation, the CNG Committee seeks to achieve the following objectives:

•                  Attract and retain the highest caliber personnel on a long-term basis;

•                  Align management’s interests with the advancement of long-term, sustainable stockholder value;

•                  Provide incentive compensation based on the Company’s performance on key financial, operational and strategic goals;

•                  Encourage creativity and innovation; and

•                  Discourage excessive risk-taking.

STOCKHOLDER ENGAGEMENT RESULTED IN EXECUTIVE COMPENSATION TRANSFORMATION

We are committed to creating long-term value for our stockholders.  To ensure alignment with their best interests, we engage with our major stockholders throughout the year on a variety of topics, including our financial performance, growth strategy, corporate governance practices and, importantly, our executive compensation program.  Although we have always received more than majority support for our executive compensation programs, stockholder support from 2013 through 2015, in the low- to mid-70% range, was in our view unacceptable.  The CNG Committee began working with Hugessen in early 2015 to address concerns expressed earlier by some of our stockholders and proxy advisors.  Members of our management team also solicited feedback from investors representing approximately 50% of our outstanding shares concerning both our historic executive compensation program and the material program changes then under consideration.  Generally, stockholders confirmed appreciation for increasingly transparent executive compensation disclosure, support for our compensation benchmarking practices, including peer selection methodology, and support for program enhancements then under consideration.

In August 2015, the CNG Committee introduced significant changes to our executive compensation program for fiscal year 2016.  These changes are summarized in the following table.  We believe these changes were key to receiving 97.2% voter support for our new executive compensation program at our November 2016 annual meeting of stockholders.

Stockholder and Advisor Concerns Before FY 2016	What We Do Now	CD&A Reference
Simplify the program and enhance transparency of our annual short-term incentive calculations	Utilize a formulaic short-term incentive scorecard with pre-determined performance metrics and targets	Page 31
Reduce multiple vesting opportunities and increase measuring period for the performance shares	Utilize five-year, three-year and one-year vesting periods for performance shares, and cliff vesting for one-half of performance shares awarded	Page 34
Adopt relative TSR as a performance measure; consider multiple performance measures	Utilize relative TSR and growth in net revenue (expressed in terms of growth in production volume) as two new performance measures for performance shares	Page 35
Link performance measures to specific strategic objectives that our stockholders value: a balance of growth and financial discipline

Utilize one production target in short-term incentive scorecard and a different production target in performance share measures. Utilize operating cash flow multiple as a short-term incentive measure, which measures our relative market performance against that of our peers and directly reflects production performance, financial discipline and portfolio quality

Stockholder and Advisor Concerns Before FY 2016	What We Do Now	CD&A Reference
Continue benchmarking against peers in the precious metals industry with similar market capitalization	Royal Gold-selected peer group reflects companies of similar market capitalization in the precious metals industry	Page 27

The Company intends to continue engaging with its stockholders, and the CNG Committee will continue considering the results of these engagements when evaluating our compensation philosophy, policies and practices, and when making future compensation decisions for our executives.

WE USE THE SAME KEY METRICS TO EVALUATE CORPORATE PERFORMANCE THAT WE USE TO DRIVE EXECUTIVE COMPENSATION DETERMINATIONS

One of many major improvements made to the Company’s executive compensation program for fiscal year 2016, which was continued for fiscal year 2017, is a more transparent and direct alignment between specific corporate objectives and predetermined executive performance metrics and targets.  Our executives bear responsibility for driving Company performance, and their compensation is strongly correlated to the Company’s performance based on the same key metrics that our Board of Directors utilizes to chart corporate strategy and evaluate our success in achieving that strategy.  These key metrics are summarized in the table below. Their correlation to executive compensation is presented in much more detail, along with other compensation disclosures, in the executive compensation discussion following this Executive Summary.

Table 1 — Key Metrics of Corporate Operational, Financial and Strategic Performance

Key Metric	Description of Key Metric	Element of Compensation
Operating Cash Flow Multiple	Measures the Company’s relative market performance against its peers and directly reflects production performance, financial discipline and portfolio quality	Short-term Incentive
Net GEO Production Relative to Budget	Measures the production success of the Company’s existing asset portfolio	Short-term Incentive
Cost Containment	Measures management’s ability to manage the Company’s business in a cost-efficient manner	Short-term Incentive
Growth in Net GEO Production

Measures the Company’s success in growing its business; includes the production success of the Company’s existing asset portfolio, plus contributions from acquisitions completed during the relevant fiscal year

Performance Shares
TSR Relative to the GDX Constituents	Measures the value created for Royal Gold’s stockholders	Performance Shares
Net Revenue Target	Establishes a minimum threshold for the Company’s ability to short term incentives	Restricted Shares

WE EMPLOY MANY COMPENSATION BEST PRACTICES

During engagement, our largest stockholders concur that many components of our existing executive compensation plan align well with governance best practices and the best interests of our long-term stockholders.  The following are representative practices we do and do not employ:

PRACTICE	WE DO	WE DON’T
Pay for Performance: Over 75% of our CEO’s and 70% of our other NEOs’ total direct compensation for fiscal 2017 was variable and not guaranteed	✓
Utilize multiple performance measures for both short- and long-term incentive programs	✓

PRACTICE	WE DO	WE DON’T
The Board of Directors sets challenging short- and long-term goals focused on growth and generating long-term returns for stockholders	✓
Establish target and maximum awards in our short- and long-term incentive programs	✓
Utilize a formulaic scorecard for short-term incentives	✓
Use a peer group of gold-focused companies of comparable market capitalization and correlation to gold prices to benchmark performance and compensation levels	✓
Target NEO total direct compensation at median of our peer group	✓
Require the Company’s NEOs to meet robust stock ownership guidelines to assure that their interests are aligned with those of our stockholders	✓

We apply a “double trigger” to vesting equity awards made under the 2015 LTIP in the event of a change-in-control.  This means that vesting of these awards is accelerated upon a change-in-control only if the executive is also terminated under certain circumstances or if outstanding awards are not assumed by the acquirer following a change-in-control

✓
Engage with stockholders to solicit feedback on our compensation and governance programs and any other areas of concern	✓
Continually monitor our compensation program to assess and mitigate any compensation-related risks	✓
Maintain the strict independence of the CNG Committee members and ensure that the independent compensation consultant reports directly to the CNG Committee rather than management	✓
All executives may participate in retirement plans on the same terms as other eligible employees	✓
Guarantee salary increases or annual short-term incentive payments for our NEOs		✗
Provide perquisites or other special benefits to the executive officers		✗
Permit re-pricing of stock options without stockholder approval		✗
Provide for excise tax gross-ups of any kind, including for change-in-control payments, in employment agreements.		✗
Permit hedging or pledging Royal Gold stock by officers or Directors		✗
Maintain a defined pension benefit plan or any special executive retirement plans.		✗

ANNUAL COMPENSATION PROCESS

THE CNG COMMITTEE LEADS THE ANNUAL EXECUTIVE COMPENSATION-SETTING PROCESS, WITH INVOLVEMENT FROM ITS COMPENSATION CONSULTANT AND MANAGEMENT

Roles and Responsibilities in the Annual Compensation Process

CNG Committee

•           Four directors; independence determined annually under securities, tax and listing rules

•           Oversees administration of policies governing executive compensation

•           Reviews stockholder feedback, trends in executive compensation design

•           Reviews and sets compensation philosophy, objectives and design; reviews annually with Board of Directors

•           Ensures alignment with strategic goals and stockholder values through establishment of performance measures and goals consistent with creating long-term value for stockholders

•           Determines whether performance measures were or were not met

•           Conducts annual assessment of CEO performance

•           Determines CEO compensation without presence of CEO or other management

•           Considers, without being bound by, advice and recommendations from consultant and CEO concerning NEO compensation

•           Determines NEO compensation

Management

•           Solicits feedback from major stockholders concerning executive compensation plan

•           Provides input to CNG Committee on strategy and program design

•           Develops initial recommendations for short- and long-term incentives based on achievement of performance measures

Compensation Consultant

•           Retained annually by the CNG Committee; independence determined annually by CNG Committee

•           Performs work at direction and under supervision of the CNG committee

•           Provides expertise on compensation design, market practices, peer group construction and benchmarking

•           Benchmarks NEO and director compensation in alternating years

•           Provides in-depth review of and recommendations for compensation framework and design

The CNG Committee commissions external reviews of executive and director compensation in alternating years to balance consulting costs with the need to achieve consistency with market compensation practices.  The CNG Committee first retained Hugessen in fiscal year 2015 to provide independent advice on the Company’s executive compensation framework and design, as well as related governance matters.  Since then, the CNG Committee included Hugessen’s director and executive compensation reports as one consideration in its deliberations on compensation design and award.

The CNG Committee utilizes the independence factors prescribed by the SEC and NASDAQ to assess the independence of its compensation consultants on an annual basis.  Each year, the CNG Committee determined that, at all relevant times, no conflict of interest exists regarding Hugessen’s work.

The CNG Committee’s compensation consultant provides no services to management.  Instead, the CNG Committee determines the nature and scope of the desired consulting services and enters into a consulting agreement directly with the independent consultant.  The CNG Committee chairman approves all statements for services performed.

Members of Royal Gold’s management do not have authority to make off-cycle or ad-hoc equity grants. In the event of a new hire grant, approval is obtained prior to any grant being made either at a regularly scheduled CNG Committee meeting or by unanimous written consent of the CNG Committee.

WE ESTABLISH RELEVANT COMPARATOR GROUPS AND CONDUCT EXECUTIVE COMPENSATION BENCHMARKING

We Select Benchmarking Peers that Match Our Industry, Business Model, Market Cap and Correlation to Gold Price

The CNG Committee reviews and selects executive compensation peers annually based primarily on similar industry profile and size as measured by market capitalization.  Our compensation peer group includes both of our direct streaming and royalty competitors of comparable size, while the remainder of the group includes comparably-sized gold and silver mining companies.

Many of our largest investors have told us repeatedly in recent years that they consider our gold-focused peer group to be the most relevant and appropriate for compensation and performance benchmarking purposes.  Following is a comparison between the Company’s 2016 selected peer group and those selected by Glass-Lewis and Institutional Shareholder Services (“ISS”) in 2016:

Table 2 - Comparison of Peer Groups Selected by the Company and Proxy Advisors

Company Peer Group	Glass-Lewis Peer Group	ISS Peer Group

•      Includes publicly traded companies with similar industry profile and size as measured by market capitalization (see Table 3 below)

•      Includes both of our direct streaming and royalty competitors of comparable size

• Includes all of our peer selections, plus four additional gold companies • Includes thirteen Canadian companies(2)

•      Includes neither of our principal streaming and royalty competitors

•      Includes only three precious metals companies

•      Includes companies in the activated carbon, agricultural products, industrial and specialty chemicals, sealants and coatings and other unrelated industries

• Includes comparably-sized gold and silver mining companies • Selected peers mostly unchanged since fiscal year 2013(1) • Includes nine Canadian companies(2)		• ISS-selected peers trade on market fundamentals that are different and off-cycle from those driving the precious metals business • Includes no Canadian companies(2)

(1)The Company peer group is reviewed annually.  Since 2013, changes to the peer group were made either to account for merger and acquisition activity in the peer group or to better position the Company among its peers according to size, as measured by market capitalization.

(2)According to S&P CapitalIQ, (i) there are only four publicly traded precious metals companies (including Royal Gold) domiciled in the United States having a market capitalization greater than $1 billion, compared to 24 such companies in Canada; and (ii) as of June 30, 2017, the peers selected most recently by ISS averaged only one-seventh the market capitalization of Royal Gold.  We believe that a fair compensation peer group, in terms of both industry profile and size, cannot be selected for Royal Gold without including Canadian entities.

Table 3 — Company Comparisons to Company Selected Peer Group

	Primary	As of June 30, 2016 (In USD Millions)		Correlation to Gold Price, July 1, 2015 to
Company	Industry	Market Capitalization	Last 12 Months’ EBITDA	June 30, 2016
Agnico Eagle Mines Limited	Gold	$11,796	$799	88%
Alamos Gold Inc.	Gold	$2,255	$96	90%
Centerra Gold Inc.	Gold	$1,436	$188	4%
Coeur Mining, Inc.	Silver	$1,731	$157	84%
Eldorado Gold Corporation	Gold	$3,202	$263	60%
Franco-Nevada Corporation	Gold	$13,454	$390	90%
Hecla Mining Company	Silver	$1,958	$160	85%
IAMGOLD Corporation	Gold	$1,673	$152	88%
New Gold Inc.	Gold	$2,221	$282	92%
Pan American Silver Corp.	Silver	$2,492	$121	89%
Wheaton Precious Metals Corporation	Silver	$10,309	$495	89%

75th Percentile		$6,755	$336	89%
Median		$2,255	$188	88%
25th Percentile		$1,845	$154	84%
Average		$4,775	$282	78%
Royal Gold, Inc.	Gold	$4,703	$245	72%
Percentile Rank		P72	P58	P15

Data source:  S&P CapitalIQ.

We Compare Our Executive Officer Compensation Against our Benchmarking Peers

For fiscal year 2017, the CNG Committee adjusted base salary in two respects:  a 3.0% cost of living increase based upon the July 2016 United States Bureau of Labor Statistics study for the Denver area; and, where appropriate, adjustments believed necessary to align NEOs at or near the aged median salaries of its benchmarking peers.

OUR EXECUTIVE COMPENSATION DESIGN INCLUDES A MIX OF BASE SALARY AND SHORT- AND LONG-TERM INCENTIVES

The Company’s total direct executive compensation program includes base salary, a short-term cash incentive and long-term equity incentives.  The majority of target compensation is offered in variable pay, with an emphasis on long-term equity, to best align our executives’ interests with our stockholders’ interests:

Table 4 — Elements of Fiscal Year 2017 NEO Compensation

	Cash		Equity
	Salary	Short-term Incentive	Options and SARs	Restricted Shares	Performance Shares (GEO)	Performance Shares (TSR)
When granted	Reviewed yearly	Annually for prior fiscal year		Annually for next fiscal year
Fiscal year 2017 performance measures	Overall performance & achievements	Financial, operational, strategic & individual measures (page 31)	Corporate performance (page 33)	Net Revenue Target and Service (page 33)	Growth in annual Net GEO production (page 34)	TSR percent rank compared to GDX Constituents (page 35)
Measuring period	Ongoing	1 year	1-3 year vesting	3-5 year vesting	Annually up to year 5	1 and 3 years
		CNG Committee verification:		CNG Committee verification:
How payout determined	Benchmarking and individual performance	Degree to which performance measures were met or exceeded	Corporate performance	Net Revenue Target met or exceeded	Degree to which performance measures were met or exceeded

Our executive compensation continues to be significantly “at risk.”  Over 75% of our CEO’s total direct compensation, and 70% of our other NEOs’ total direct compensation for fiscal year 2017 was performance-based, and not guaranteed.

WE TARGETED FISCAL YEAR 2017 TOTAL DIRECT COMPENSATION AT THE PEER GROUP MEDIAN

Based on our engagement with investors and proxy advisors in recent years, and the CNG Committee’s work with Hugessen during fiscal year 2015, the CNG Committee determined to target total direct compensation at the median of our executive compensation peers beginning with fiscal year 2016.  For fiscal year 2017, any individual element of executive compensation (base salary, short-term cash incentive, options/SARs, restricted stock or performance shares) may be somewhat above or below median, but the sum of all elements was targeted to the median of our compensation peers.

WE ESTABLISHED THRESHOLD, TARGET AND MAXIMUM PAYOUTS FOR SHORT-TERM INCENTIVES AND LONG-TERM PERFORMANCE SHARES CORRELATED TO KEY COMPANY PERFORMANCE METRICS

The CNG Committee established threshold, target and maximum payouts for short-term incentives and for the GEO Share and TSR Share performance measures, which range from zero payout if no threshold performance measure is achieved, to 200% payout if each maximum performance measure is achieved or exceeded.

The CNG Committee believes that

•                  Threshold level performance goals should be set to the minimum acceptable performance level, below which performance is not worthy of variable compensation;

•                  Target level performance goals should be consistent with the annual budget and the Company’s strategic plan, but should be challenging to achieve; and

•                  Maximum level performance should be set to require a significant stretch to achieve; they are exemplary performance levels that exceed near term targets and are worthy of payout up to a maximum 200% of target.

WE ESTABLISHED A HIGHER HURDLE FOR FISCAL YEAR 2017 INCENTIVE AWARDS

The CNG Committee required the Company to achieve a $240 million Net Revenue Target for fiscal year 2017 in order for the Company’s executive officers to be eligible to vest in restricted stock awarded in August 2016, compared to the $220 million Net Revenue Target established for fiscal year 2016.  For this purpose, “Net Revenue” means our reported revenue, less reported cost of sales, and less any revenue recognized from our Voisey’s Bay royalty.

The Committee determined to exclude revenue recognized from our Voisey’s Bay royalty (historically a significant revenue contributor) from “Net Revenue” because the operator of the Voisey’s Bay mine unilaterally changed the royalty calculation methodology in a manner that entirely eliminated royalty revenue—a methodology the Company is aggressively disputing in litigation.

The Net Revenue Target applicable to restricted stock awards made in August 2016 was surpassed in fiscal year 2017, with record Net Revenue of $353.5 million.  As a result, the Company’s executive officers became eligible to vest in the restricted stock awarded in August 2016.

ELEMENTS OF TOTAL DIRECT COMPENSATION

BASE SALARY

Base salary is the fixed cash amount paid to our executive officers each fiscal year.  Base salaries are benchmarked in alternating years by the CNG Committee’s independent compensation consultant, and are reviewed and approved by the CNG Committee annually to maintain salaries at or near the median of our compensation peers.  In years when independent benchmarking is not performed, the CNG Committee ages the most recent benchmarking results using a U.S. Department of Labor cost-of-living index for the geographic region that includes the Company’s Denver, Colorado headquarter office.

Following consideration of Hugessen’s 2015 executive compensation benchmarking study, the CNG Committee adjusted prior year base salaries to include a 3% cost of living increase and, where appropriate, a further adjustment aligning each executive officer’s fiscal year 2017 base salary with the aged median base salary of the same or similar officer position at our peer companies:

Table 5 — CEO and NEO Base Salary

Name	Title	FY2016 Salary	FY2017 Salary	% Increase
Tony Jensen	CEO and President	$700,000	$720,000	2.9%
Stefan Wenger	CFO and Treasurer	$425,000	$440,000	3.5%
William Heissenbuttel	VP Corporate Development	$450,000	$470,000	4.4%
Mark Isto	VP Operations	$255,000	$350,000	37.3%*
Bruce C. Kirchhoff	VP, General Counsel and Secretary	$375,000	$386,000	2.9%

*Mr. Isto became an executive officer of the Company on July 1, 2016.  Adjustments were made to his base salary to position his total direct compensation near the median of his executive compensation peers.

SHORT-TERM INCENTIVE AWARDS

We Continued Utilizing a Short-Term Incentive Scorecard for Fiscal Year 2017

For fiscal year 2016, the CNG Committee adopted a new, formulaic short-term incentive scorecard including pre-determined financial, operational and strategic performance measures, as well as individual performance objectives.  The CNG Committee believes the new scorecard greatly enhances transparency, utilizes more commonly-used and easily-understood financial and operational measures than the prior methodology, and better aligns NEO pay with the Company’s fiscal year performance.  The new scorecard was well-received by our stockholders and the proxy advisors, and was continued for fiscal year 2017.

Forty percent of our NEOs’ short-term incentive eligibility depended on the Company’s performance against three metrics:

•                  Our operating cash flow multiple relative to those of the GDX Constituents, before working capital changes.  The operating cash flow multiple measures our relative market performance against that of our peers and directly reflects production performance, financial discipline and portfolio quality;

•                  Net GEO production relative to the Company’s fiscal year 2017 budget forecast.  Net GEO production relative to budget represents the production success of our existing asset portfolio. Net GEO production for purposes of determining short-term incentives is the result of our operators’ aggregate mineral production subject to our stream and royalty interests, net of Voisey’s Bay production, multiplied by metal prices used in our fiscal year 2017 budget, less reported cost of sales, divided by the gold price used in our fiscal year 2017 budget; and

•                  Our ability to hold costs in line with our budget.  The cost containment metric measures our ability to conduct the Company’s business in a cost-efficient manner.

Forty percent of our NEOs’ short-term incentive eligibility depended on the degree to which the Company achieved four strategic objectives:  acquiring new streaming and royalty assets, maintaining specific leverage and liquidity levels, continued ability to pay a growing dividend, and satisfactorily resolving investor concerns about our Mount Milligan streaming investment.

Twenty percent of our NEOs’ short-term incentive eligibility depended on each NEO’s performance against multiple unique goals designed to promote each NEO’s superior individual performance and continued development and growth as an executive officer.

The CNG Committee established threshold, target and maximum payouts ranging from zero payout if no threshold measure is achieved, to 100% payout of target if each target measure is achieved, to 200% payout of target if all maximum measures are achieved or exceeded.  The CNG Committee defined target as the mid-point of each NEO’s short-term incentive range (75% to 125% of base salary for the CEO, and 60% to 90% of base salary for all other NEOs).

Table 6 summarizes the fiscal year 2017 short-term incentive measures and the payout thresholds associated with them.

Table 6 — Fiscal Year 2017 Short-Term Incentive Scorecard

Scorecard Measures	Weight	Threshold (0% payout)	Target (100% payout)	Max (200% payout)
Financial / Operational Objectives • Operating Cash Flow multiple relative to GDX Constituents (before working capital changes)(1)	20%	60th percent rank	85th percent rank	100th percent rank
• Net GEO Production (ex-Vale revenue, using fiscal year 2017 budget metals prices) vs. fiscal year 2017 budget	10%	80% of FY 2017 budget	100% of FY 2017 budget	120% of FY 2017 budget
• Cost Containment (excluding non-cash compensa-tion, production taxes and exploration costs)	10%	10% over FY 2017 budget	Meet FY 2017 budget	10% under FY 2017 budget

Strategic Objectives(2): • Capital Deployment	15%	Invest threshold, target or maximum amounts in new streaming and royalty assets during fiscal year 2017

• Resolve Mount Milligan concerns related to Thompson Creek Debt	15%	Achieve financially secure ownership of Mount Milligan asset while preserving value of Mount Milligan stream to the Company

• Financial Strength	5%	Maintain specified Net Debt/EBITDA ratio and liquidity level for fiscal year 2017

• Growing Dividend	5%	Manage the business to sustain ability to pay a growing dividend year over year

Individual Performance(2)	20%	Individualized performance targets and development goals for each NEO
Total:	100%

(1)         Working capital changes represent the sum of changes in assets and liabilities as presented within the operating activities section of the Statement of Cash Flows.

(2)         The CNG Committee determined that public disclosure of the specific Strategic Objective and Individual Performance goals could cause competitive harm to the Company, and is not material to an understanding of fiscal year 2017 executive compensation.

Short-Term Incentives Were Awarded for Fiscal Year 2017

The CNG Committee, with assistance from management, utilized the scorecard to determine short-term incentive awards for fiscal year 2017 Company and individual performance, as follows:

•                  The CNG Committee determined the Company’s performance against each Financial, Operational and Strategic Performance measure.  The CEO determined each executive officer’s (other than the CEO’s) performance against his unique Individual Performance measures, and the CNG Committee determined the CEO’s performance against his Individual Performance measures.

•                  The scores for all measures were converted to a percentage of the target achieved and multiplied by the percent weight assigned to each measure.  The results were totaled.

Table 7 — Actual Performance Versus Performance Measures for Fiscal Year 2017

Measure	Result	% of Target Achieved	Weight	Jensen	Wenger	Heissenbuttel	Isto	Kirchhoff
OCF vs GDX Constituents	.93	153%	20%	30.7%	30.7%	30.7%	30.7%	30.7%
Net GEO Production	276,128	113%	10%	11.3%	11.3%	11.3%	11.3%	11.3%
Cost Containment	Not Met	0%	10%	0%	0%	0%	0%	0%
Capital Deployment	Not Met	0%	15%	0%	0%	0%	0%	0%
Thompson Creek Debt	Exceeded	200%	15%	30%	30%	30%	30%	30%
Financial Strength	Met	100%	5%	5%	5%	5%	5%	5%
Growing Dividend	Met	87%	5%	4.4%	4.4%	4.4%	4.4%	4.4%
Individual Performance			20%	20.4%	18.2%	16.5%	18.5%	17.7%
Total Score			100%	101.8%	99.6%	97.9%	99.9%	99.1%

The total score was divided by 100 and multiplied by the midpoint of each NEO’s short-term incentive range, as described above. As indicated in Table 8, the NEOs as a group were awarded short-term incentives at approximately the mid-point of their short-term incentive range.

Table 8 — Actual Short-Term Incentive Awards for Fiscal Year 2017

	Jensen	Wenger	Heissenbuttel	Isto	Kirchhoff
Midpoint of Short-Term Incentive Range	$720,000	$330,000	$352,500	$267,500	$289,500
Individual Total Score/100	1.018	0.996	0.979	0.999	0.991
Actual Short-Term Incentive	$733,000	$328,000	$345,000	$266,000	$287,000

LONG-TERM INCENTIVE AWARDS

Our Long-Term Incentives Align Management Objectives with Stockholders’ Interests

Long-term incentive compensation is designed to encourage executive officers to manage the Company’s business over a multi-year period by delivering a significant portion of each officer’s potential total direct compensation at a future date.

•            The CNG Committee administers the 2015 LTIP by:

•            Undertaking a careful risk analysis to assure that executive officers are guided by appropriate incentives while discouraging excessive risk-taking;

•            Establishing performance measures and goals designed to align management’s objectives with stockholders’ long-term interests;

•            Considering the degree to which financial, operational and strategic goals and objectives have been met; and

•            Determining the equity awards for our NEOs each year.

•            Annual long-term incentive awards are driven primarily by:

•            The Company’s achievement of performance goals that are consistent with generating long-term returns for stockholders; and

•            The Company’s overall goal to maintain total direct compensation at the median of our compensation benchmarking peers.

We Utilize Three Forms of Equity Awards, Each Serving a Different Purpose

Stock Options and Stock-Settled Stock Appreciation Rights

Stock options and SARs are considered long-term awards, and are intended to promote sustainable business results by encouraging management to achieve share price appreciation.  A SAR is a right to receive, upon exercise, the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR.  SARs are settled in shares of the Company’s common stock.  The grant price for options and SARs is the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant.  Options and SARs have ten-year terms, and vest in equal annual increments over three years beginning on the first anniversary of the grant.  Once granted, options and SARs are not subject to any future price adjustment.

We typically award the first $100,000 in value of stock options in the form of incentive stock options (the limit for incentive stock options under the Internal Revenue Code), and amounts above $100,000 are typically awarded in the form of SARs.

Restricted Stock

Awards of restricted stock and restricted stock units (“RSUs”) focus on retention by securing the long-term commitment of our executives.  Restricted stock and RSUs vest in equal annual increments on the third, fourth and fifth anniversaries of the date of grant.

Shares of restricted stock awarded to our U.S.-based executives are considered issued and outstanding with respect to which executives may vote and receive dividends paid in the ordinary course to other Royal Gold stockholders.  RSUs awarded to our Canada-based employees do not entitle the executives to vote or receive dividends, although executives receive a cash payment (or dividend equivalent) in the amount of declared dividends at the time dividends are paid.

In addition to service-based vesting requirements for historical restricted stock awards, the CNG Committee introduced a performance-based vesting requirement beginning with restricted stock awards made to NEOs in August 2012 for fiscal year 2013.  For restricted stock awarded before August 2015, all stock underlying an annual award would have been forfeited if the Company failed to meet an Adjusted EBITDA hurdle established for the fiscal year for which the award was made.  For awards made since August 2015, the CNG Committee requires the Company to achieve the Net Revenue Target before the NEOs become entitled to receive such awards.  The CNG Committee reasons that there may be times when the health of the Company does not allow for restricted stock awards or RSUs, and these hurdles establish a threshold below which corporate performance is not sufficient to justify vesting the awards.

Performance Stock

Performance stock awards are intended to provide significant incentive to achieve long-term revenue growth and share price appreciation.  Performance shares can be earned only if performance goals are met within defined measuring periods.  If the performance goals are not achieved by the end of the applicable period, the shares are forfeited.  Performance shares are not considered issued and outstanding shares with respect to which executives may vote or receive dividends, and cannot vest until the CNG Committee determines that performance objectives are met.  Performance shares are settled with shares of the Company’s common stock when they vest.

Performance Shares Awarded Before August 2015

Performance shares awarded prior to August 2015 for fiscal years 2012 through 2015 may vest upon meeting a single performance goal:  10% compounded annual growth in AFCFPS on a trailing twelve-month basis.  Performance shares awarded prior to August 2015 may vest in increments over five years from the grant date.  For example, a threshold level of 2.5% growth in compounded AFCFPS is necessary for the minimum vesting of 25% of the performance shares.  Maximum vesting is earned with achievement of 10% compounded AFCFPS.

Table 9 shows the amount of performance shares awarded for fiscal years 2012 through 2015 which have vested through July 30, 2017.  All performance shares awarded for fiscal year 2012 which did not vest on or prior to June 30, 2017 have lapsed and may not vest.  For purposes of ASC 718 recognition of compensation expense, as of June 30, 2017, management determined that it is probable that:

•            0% of the performance shares granted for fiscal year 2013 will vest in future periods;

•            0% of the performance shares granted for fiscal year 2014 will vest in future periods; and

•            Remaining 25% of the performance shares granted for fiscal year 2015 will vest in future periods.

Table 9 — Pre-2015 Performance Share Awards: Vesting to June 30, 2017

Awarded for FY	Earned in FY 2012	Earned in FY 2013	Earned in FY 2014	Earned in FY 2015	Earned in FY 2016	Earned in FY 2017
2012	25%	0%	0%	0%	0%	Lapsed on 6/30/2017
2013	N/A	0%	0%	0%	0%	25%
2014	N/A	N/A	0%	0%	0%	25%
2015	N/A	N/A	N/A	0%	25%	50%

Performance Shares Awarded Beginning in August 2015 for Fiscal Year 2016

Following its work with Hugessen during fiscal year 2015, and in response to stockholder feedback, the CNG Committee replaced the AFCFPS measure with two new performance share measures.  For performance shares awarded beginning in August 2015:

•                  One-half may vest upon the Company’s achievement of annual growth in Net GEO production (“GEO Shares”) between defined threshold and maximum growth levels prior to the end of the fifth fiscal year following the grant date.  Annual growth in Net GEO production measures success in growing our business, which is a key strategic objective of the Company.  Net GEO production for purposes of determining eligibility to vest performance share awards is calculated in the same manner as for short-term incentive awards; but meeting or exceeding this measure depends upon the Company’s ability to continually acquire new, revenue-producing stream and royalty assets; and

•                  One-half may vest based on the Company’s achievement of TSR compared to the TSRs of the GDX Constituents (“TSR Shares”) between defined threshold and maximum levels.  TSR Shares are eligible to vest for defined one- and three-year measuring periods, and only if the executive remains in continuous service to the Company until the end of the third fiscal year following the grant date.  Relative TSR measures the value created for our stockholders over one- and three-year periods.

GEO Shares and TSR Shares may vest by linear interpolation in a range between zero shares if neither threshold GEO and TSR metric is met; to 100% of GEO Shares and TSR Shares awarded if both the target GEO and TSR metrics are met; to 200% of the GEO Shares and TSR Shares awarded if both the maximum GEO and TSR metrics are met or exceeded.

The specific goals for awarding fiscal year 2016 and fiscal year 2017 performance shares, and the Company’s results compared to these goals, were:

GEO Shares Goal:  Add, within five fiscal years after any grant date, a specific number of Net GEOs over the actual Net GEO production achieved in the fiscal year prior to the grant date, excluding Net GEOs attributable to Voisey’s Bay.  The CNG Committee established specific threshold, target and maximum Net GEO growth goals for fiscal year 2017.  The specific goals are not disclosed here because the CNG Committee determined that public disclosure of them could cause competitive harm to the Company and the figures themselves are not material to an understanding of the GEO Shares.

Growth in actual Net GEO production volume achieved during each of fiscal years 2016 and 2017 exceeded the number of additional Net GEOs required to vest GEO Shares at the target level for each award.  Accordingly, the CNG Committee awarded GEO Shares to the NEOs based on linear interpolation between the target and maximum number of shares eligible for award.  Vesting of GEO Shares awarded for fiscal years 2016 and 2017 is summarized as follows:

Table 10 — GEO Share Vesting through June 30, 2017

Awarded for Fiscal Year	Cumulative Percentage of Target Net GEO Production as of 6/30/2017	Cumulative Percentage of Target GEO Shares Vested as of 6/30/2017	Percentage of Maximum GEO Shares Remaining Eligible to Vest
2016	190%	190%	5%
2017	107%	107%	46%

TSR Shares Goal:  Achieve the highest percent rank in TSR among the GDX Constituents for defined 1- and 3-year periods.  With respect to TSR Shares awarded for a fiscal year:

•                  One-half will be evaluated for the three-year measuring period ending on June 30 of the third fiscal year after the grant date (“Three-year TSR Shares”); and

•                  One-half will be evaluated for vesting in equal one-third increments for each one-year measuring period ending on June 30 of the first, second and third fiscal years after the grant date (“One-year TSR Shares”).

Awards of Three-year TSR Shares and One-year TSR Shares that are determined to vest will be settled following June 30 of the third fiscal year after the grant date, when the CNG Committee determines that the TSR goal has been met or exceeded.  In order to receive any TSR Shares, Executives must remain in continuous service to the Company through the third anniversary of the grant date.  In addition, eligibility to vest TSR Shares will lapse as to any that do not vest at the end of their three-year or one-year measuring period.

Table 11 —TSR Share Vesting Thresholds

Metric	Total Shareholder Return	Vesting
Threshold	Less than 50th percent rank	0% of target shares awarded
Target	75th percent rank	100% of target shares awarded
Maximum	100th percent rank	200% of target shares awarded

Table 12 summarizes the TSR Shares awarded for fiscal years 2016 and 2017, the Company’s TSR percent rank compared to the GDX Constituents for fiscal years 2016 and 2017, and the determinations of the CNG Committee with respect to such awards.

Table 12 — TSR Share Vesting through June 30, 2017

Awarded for Fiscal Year	Tranche	Percent Rank Achieved	CNG Committee Vesting Determination
2016	1-year, tranche 1	22nd	Percent rank below threshold; shares lapsed
	1-year, tranche 2	89th	Vested by linear interpolation between target and maximum*
	1-year, tranche 3	n/a	Not yet subject to evaluation
	3-year	n/a	Not yet subject to evaluation

2017	1-year, tranche 1	89th	Vested by linear interpolation between target and maximum*
	1-year, tranche 2	n/a	Not yet subject to evaluation
	1-year, tranche 3	n/a	Not yet subject to evaluation
	3-year	n/a	Not yet subject to evaluation

*  Vesting is subject to recipient meeting the continuous employment requirement.

ADDITIONAL INFORMATION ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

EMPLOYMENT AGREEMENTS

Royal Gold entered into employment agreements with each of its NEOs effective July 1, 2016, superseding and replacing employment agreements entered into in September 2013.  Pursuant to Mr. Jensen’s employment agreement, Mr. Jensen will continue to serve as the Company’s President and Chief Executive Officer, and the Company’s Board of Directors will continue to nominate Mr. Jensen for re-election as Director. Pursuant to individual employment agreements, Messrs. Heissenbuttel, Isto, Kirchhoff and Wenger will continue to serve as the Company’s Vice President Corporate Development, Vice President Operations, Vice President, General Counsel and Secretary, and Chief Financial Officer and Treasurer, respectively. The employment agreements are for one-year terms, renew automatically for four consecutive one-year periods, and will expire on June 30, 2021, unless either the Company or the executive timely elects not to renew the term of the employment agreement. As described below under the heading Potential Payments upon Termination or Change of Control (page 43), each employment agreement provides for severance compensation in certain events. None of the employment agreements provides for excise tax gross-ups for change-in-control provisions.

BENEFIT PROGRAMS

Benefit programs for the executive officers are common in design and purpose to those for all of our employees in the United States and Canada and include an opportunity to participate in various health and welfare benefit programs. We share the cost of certain health benefit programs with our employees.  The Company also maintains retirement plans for our US and Canadian Employees.  The US plan is a Salary Reduction/Simplified Employee Pension Plan (“SARSEP Plan”), in which all US employees are eligible to participate.  The Canadian plan is a Group Registered Retirement Savings Plan (“Group RRSP”), in which all Canadian employees are eligible to participate.  The SARSEP Plan and Group RRSP are voluntary plans.

The SARSEP Plan and Group RRSP allow employees to reduce their pre-tax salary, subject to certain regulatory limitations, and to put this money into a tax deferred investment plan.  The Company may make non-elective contributions, up to 7% of an individual’s annual salary and short-term incentive, subject to limits.  Those that do not participate in the SARSEP Plan and Group RRSP receive a 3% employer contribution in accordance with the respective plan rules. Employer contributions are immediately 100% vested.  Total employee and employer contributions to the SARSEP Plan and Group RRSP are subject to annual regulatory limitations.

PERQUISITES

The Company generally does not provide perquisites or other special benefits to executive officers.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Royal Gold’s stock ownership requirements encourage its NEOs to achieve and maintain a minimum investment in the Company’s common stock at levels set by the CNG Committee. The requirement incentivizes our NEOs to focus on improving long-term stockholder value and aligns the interests of management and stockholders and is set as a number of shares that is equivalent to a multiple of his or her base salary.  Unexercised stock options and SARs, unvested shares of restricted stock and unearned performance shares are not considered owned for purposes of the program.

There is no timeframe in which the NEOs must meet ownership targets. The program also requires each NEO to hold an aggregate of fifty percent (50%) of the shares of stock acquired pursuant to any grant of options, SARs, restricted stock or performance stock, net of any shares sold to cover withholding taxes, until such executive officer reaches his or her ownership target.  Mr. Isto became an NEO in fiscal year 2017 and is currently acquiring the shares necessary to meet the ownership requirements.  All other NEOs are in compliance with the ownership requirements (see Table 13 below, calculated as of September 19, 2017).

In order to align the interests of management and stockholders, Royal Gold’s policy precludes NEOs from hedging against their investments in the Company’s common stock.  Further, NEOs are restricted from pledging their investments in the Company’s common stock.

Table 13 — NEO Stock Ownership Summary

Role	Guideline Value of Common Stock to be Owned	Actual Value Owned
President and CEO	4x Salary	15.6 x Salary
Chief Financial Officer and Treasurer		10.9 x Salary
VP Corporate Development	2x Salary	10.4 x Salary
VP Operations		1.3 x Salary
VP, General Counsel and Secretary		6.8 x Salary

TAX DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on the amount that a public company may deduct for compensation paid in any one year to the Company’s Chief Executive Officer and certain other NEOs.  The limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation.  The Company and the CNG Committee review and consider the deductibility of executive compensation under Section 162(m).  The CNG Committee usually seeks to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but has discretion to approve compensation that is not deductible under Section 162(m).

POST-TERMINATION COMPENSATION

The Company does not provide pension or other retirement benefits apart from the SARSEP Plan described above.  The Company provides certain post-termination benefits pursuant to the terms of the LTIP and the employment agreements described above under “Employment Agreements” on page 36 and below under the section titled “Potential Payments upon Termination or Change of Control” on page 43.  None of the employment agreements provide for excise tax gross-ups for change-in-control provisions.

RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

The Company’s executive compensation program is designed to support its ability to recruit, retain and reward high-performing executive officers who will drive growth, profitability and increased long-term stockholder value, while managing the Company responsibly over both the long- and short-term, and while maintaining the Company’s excellent reputation.  The CNG Committee believes that the Company’s executive compensation is an appropriate balance of competitive salary and attractive short- and long-term incentives that: (a) are based upon achievement of many of the same measures used by the Board of Directors to chart our corporate strategy and evaluate the Company’s success in achieving that strategy; (b) utilize multiple performance measures to avoid placing excessive emphasis on any single measure; and (c) provide opportunity to earn significantly higher-than-target compensation over the long term through consistent superior corporate and individual performance.  Management and the CNG Committee believe the total executive compensation program provides strong incentives to manage for the long term while avoiding excessive risk-taking in the short term.

EXECUTIVE COMPENSATION TABLES

2017 SUMMARY COMPENSATION TABLE

The following table provides information regarding the potential compensation of the Company’s NEOs for fiscal years 2017, 2016 and 2015.

Name and	Year	Salary	Bonus		Non-Equity Incentive Plan Compensation	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
Principal Position	(fiscal)	($)	($)		($)	($)	($)	($)	($)
Tony Jensen	2017	720,000	—		733,000	1,172,404	638,386	31,389	3,295,179
President and Chief	2016	700,000	—		750,000	1,326,022	779,328	32,436	3,587,786
Executive Officer	2015	650,000	1,000,000	(4)	675,000	1,612,836	822,598	32,677	4,118,111
Stefan Wenger	2017	440,000	—		328,000	475,639	258,648	37,214	1,539,501
Chief Financial Officer	2016	425,000	—		345,000	512,536	301,214	36,036	1,619,786
and Treasurer	2015	385,000	—		320,000	624,690	323,747	37,408	1,690,845
William Heissenbuttel	2017	470,000	—		345,000	486,947	265,195	38,389	1,605,531
Vice President	2016	450,000	100,000	(5)	365,000	542,813	319,030	36,436	1,813,278
Corporate Development	2015	400,000	—		335,000	624,690	323,747	36,083	1,719,520
Mark Isto(6)	2017	350,000	—		266,000	426,390	232,162	13,446	1,287,998
VP Operations
Bruce C. Kirchhoff	2017	386,000	—		287,000	399,907	217,282	31,074	1,321,263
Vice President, General	2016	375,000	—		305,000	451,883	265,600	31,211	1,428,694
Counsel and Secretary	2015	360,000	—		295,000	624,690	323,747	31,733	1,635,170

(1)         Amounts shown reflect the total grant date fair value of restricted stock awards and performance stock awards, determined in accordance with ASC 718, made during fiscal years 2017, 2016 and 2015.  Performance stock awards made in fiscal year 2017 are shown at 100% of target performance.  The fair value of the performance stock awards on the date of grant made during fiscal year 2017 assuming target and highest level of payout of performance shares, was as follows:

	Grant Date Value of Performance Award
Name	At Target ($)	At Maximum ($)
Tony Jensen	540,233	1,080,466
Stefan Wenger	219,106	438,212
William Heissenbuttel	224,583	449,166
Mark Isto	196,510	393,020
Bruce C. Kirchhoff	184,186	368,372

                        Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.  Refer to Note 7 to the Company’s consolidated financial statements contained in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on August 10, 2017, for a discussion on the valuation of the restricted stock and performance stock awards.

(2)         Amounts shown reflect the total grant date fair value of stock options and SARs, determined in accordance with ASC 718 using the Black-Scholes-Merton option-pricing model, awarded during fiscal years 2017, 2016 and 2015.  Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.  Refer to Note 7 to the Company’s consolidated financial statements contained in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on August 10, 2017, for a discussion of the assumptions used in valuation of stock option and SARs awards.

(3)         All Other Compensation includes the following:

Name	Year (fiscal)	Employer SARSEP Contributions	Life and Accidental Death & Dismemberment Insurance Premiums	Long-Term Disability Insurance Premiums	Total All Other Compensation
Tony Jensen	2017	$29,700	$864	$825	$31,389
	2016	$30,750	$861	$825	$32,436
	2015	$30,994	$858	$825	$32,677
Stefan Wenger	2017	$35,525	$864	$825	$37,214
	2016	$34,350	$861	$825	$36,036
	2015	$35,725	$858	$825	$37,408
William Heissenbuttel	2017	$36,700	$864	$825	$38,389
	2016	$34,750	$861	$825	$36,436
	2015	$34,400	$858	$825	$36,083
Mark Isto	2017	$10,278	$1,656	$1,512	$13,446
Bruce C. Kirchhoff	2017	$29,385	$864	$825	$31,074
	2016	$29,525	$861	$825	$31,211
	2015	$30,050	$858	$825	$31,733

(4)         Mr. Jensen’s fiscal year 2015 award included a cash award of $1,000,000 as special recognition of his exceptional business development efforts during fiscal year 2015, which led to execution of three significant transactions in the first several weeks of fiscal year 2016.

(5)         Represents a cash award of $100,000 as special recognition of Mr. Heissenbuttel’s extraordinary performance in overseeing the acquisition of the Company’s new streaming interests in addition to a further royalty interest in one of the Company’s existing development projects, during the first quarter of fiscal year 2016.

(6)         Mr. Isto was not considered a Named Executive Officer until fiscal year 2017.  Mr. Isto’s salary and non-equity incentive plan compensation are paid in Canadian Dollars.  The amounts shown are the applicable United States Dollar equivalent.

The Company provides a SARSEP Plan (US employees) or Group RRSP (Canadian employees) and life and disability benefits to all of its employees.  The Company matches employee contributions to the SARSEP Plan and Group RRSP, up to 7% of an individual’s aggregate annual salary and short-term incentive, subject to limits (see Benefit Programs on page 36).

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2017

This table provides information regarding incentive awards and other stock-based awards granted during fiscal year 2017 to the NEOs.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Prices of Option	Grant Date Fair Value of Stock and Option
		Threshold	Target	Maximum	Units(2)	Options(3)	Awards(4)	Awards(5)
Name	Grant Date	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
Tony Jensen	8/16/2016	—	7,890	15,780				540,233
	8/16/2016				7,590			632,171
	8/16/2016					21,460	83.29	638,457
Stefan Wenger	8/16/2016	—	3,200	6,400				219,106
	8/16/2016				3,080			256,533
	8/16/2016					8,700	83.29	258,673
William Heissenbuttel	8/16/2016	—	3,280	6,560				224,583
	8/16/2016				3,150			262,363
	8/16/2016					8,920	83.29	265,221
Mark Isto	8/16/2016	—	2,870	5,740				196,510
	8/16/2016				2,760			229,880
	8/16/2016					7,810	83.29	232,183
Bruce C. Kirchhoff	8/16/2016	—	2,690	5,380				184,186
	8/16/2016				2,590			215,721
	8/16/2016					7,310	83.29	217,301

(1)         Represents performance stock awards, TSR Shares and GEO Shares, which will vest upon achievement of target performance or market objectives within three or five years of the grant date, respectively.  If target performance or market objectives are not met within three or five years of the grant, the performance stock awards will be forfeited.  Refer to Note 7 to the Company’s consolidated financial statements contained in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on August 10, 2017, for a discussion on the valuation and vesting of the TSR Shares and GEO Shares.  Amounts shown in the “Target” column represent payout for 100% achievement of the target objectives, while amounts shown in the “Maximum” column represent 200% payout for achievement of the maximum objectives.  Each TSR Share or GEO Share, if earned, will be settled with a share of Royal Gold common stock.  The closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on the date of grant was $83.29.  Performance stock awards are not issued and outstanding shares upon which NEOs may vote or receive dividends.

(2)         Represents shares of performance-based restricted stock that vest based on continued service after meeting a threshold corporate performance goal.  The closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on the date of grant was $83.29.  Shares of restricted stock granted during fiscal year 2017 will vest ratably over three years commencing on the third anniversary of the grant date.  Accordingly, one-third of the awarded shares will vest on August 16 of each of the years 2019, 2020 and 2021.  Shares of restricted stock are issued and outstanding shares of common stock which have voting rights and upon which the NEOs received dividends calculated at the same rate paid to other stockholders.

(3)         Represents stock option and SARs awards that vest ratably over three years commencing on the first anniversary of the grant date.  Accordingly, one-third of the stock options and SARs will become exercisable on August 16 of each of the years 2017, 2018 and 2019.  Amounts for Messrs. Jensen, Wenger, Heissenbuttel, Isto and Kirchhoff include SARs awards of 20,260, 7,500, 7,720, 6,610 and 6,110 shares, respectively, and 1,200 stock option awards for each individual.

(4)         Exercise or base price is the closing price of the Company’s common stock on the NASDAQ Global Select Market on the grant date.

(5)         Amounts shown represent the total fair value of awards (at target) calculated as of the grant date in accordance with ASC 718 and do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

This table provides information about the total outstanding stock options, SARs, shares of restricted stock and performance stock awards for each of the NEOs as of June 30, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Tony Jensen	7,334	—		$53.00	11/18/2019
	20,000	—		$49.66	11/17/2020
	14,400	—		$68.18	8/18/2021
	22,000	—		$75.32	8/13/2022
	36,000	—		$62.14	8/27/2023
	22,400	11,200	(6)	$75.72	8/26/2024
	14,157	28,316	(7)	$56.54	8/20/2025
	—	21,460	(8)	$83.29	8/16/2026
						8,000	(9)	$625,360
						10,800	(10)	$844,236
						12,726	(11)	$994,791
						7,590	(12)	$593,310
									22,000	(13)	$1,719,740
									24,000	(14)	$1,876,080
									3,500	(15)	$273,595
									5,511	(16)	$430,795
									3,945	(17)	$308,381
									3,945	(18)	$308,381
Stefan Wenger	5,114	—		$53.00	11/18/2019
	4,000	—		$49.66	11/17/2020
	5,000	—		$68.18	8/18/2021
	5,250	—		$75.32	8/13/2022
	13,500	—		$62.14	8/27/2023
	8,800	4,400	(6)	$75.72	8/26/2024
	5,471	10,944	(7)	$56.54	8/20/2025
		8,700	(8)	$83.29	8/16/2026
						1,667	(19)	$130,309
						1,500	(20)	$117,255
						2,800	(9)	$218,876
						4,200	(10)	$328,314
						4,919	(11)	$384,518
						3,080	(12)	$240,764
									4,400	(13)	$343,948
									8,800	(14)	$687,896
									1,350	(15)	$105,530
									2,130	(16)	$166,502
									1,600	(17)	$125,072
									1,600	(18)	$125,072

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
William	7,000	—		$53.00	11/18/2019
Heissenbuttel	6,000	—		$49.66	11/17/2020
	5,000	—		$68.18	8/18/2021
	5,250	—		$75.32	8/13/2022
	13,500	—		$62.14	8/27/2023
	8,800	4,400	(6)	$75.72	8/26/2024
	5,795	11,591	(7)	$56.54	8/20/2025
	—	8,920	(8)	$83.29	8/16/2026
						1,667	(19)	$130,309
						1,500	(20)	$117,255
						2,800	(9)	$218,876
						4,200	(10)	$328,314
						5,210	(11)	$407,266
						3,150	(12)	$246,236
									4,400	(13)	$343,948
									8,800	(14)	$687,896
									1,350	(15)	$105,530
									2,257	(16)	$176,430
									1,640	(17)	$128,199
									1,640	(18)	$128,199
Mark Isto	1,667	833	(21)	$65.85	1/5/2025
	1,666	3,334	(7)	$56.54	8/20/2025
	—	7,810	(8)	$83.29	8/16/2026
						1,342	(22)	$104,904
						5,000	(11)	$390,850
						2,760	(12)	$215,749
									625	(23)	$48,856
									2,083	(16)	$162,828
									1,435	(17)	$112,174
									1,435	(18)	$112,174
Bruce C. Kirchhoff	7,000	—		$53.00	11/18/2019
	6,000	—		$49.66	11/17/2020
	5,000	—		$68.18	8/18/2021
	5,250	—		$75.32	8/13/2022
	13,500	—		$62.14	8/27/2023
	8,800	4,400	(6)	$75.72	8/26/2024
	4,8247	9,650	(7)	$56.54	8/20/2025
		7,310	(8)	$83.29	8/16/2026
						1,667	(19)	$130,309
						1,500	(20)	$117,255
						2,800	(9)	$218,876
						4,200	(10)	$328,314
						4,337	(11)	$339,023
						2,590	(12)	$202,460
									4,400	(13)	$343,948
									8,800	(14)	$687,896
									1,350	(15)	$105,530
									1,878	(16)	$146,803
									1,345	(17)	$105,139
									1,345	(18)	$105,139

(1)         Represents shares of common stock underlying stock options and SARs.   Stock options and SARs vest ratably over three years commencing on the first anniversary of the grant date.

(2)         Represents shares of restricted stock that vest based on continued service after meeting threshold corporate performance goals.  Shares of restricted stock vest ratably over three years commencing on the third anniversary of the grant date.

(3)         Market value is based on a stock price of $78.17, the closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on June 30, 2017, and the outstanding number of shares of restricted stock.

(4)         Represents performance stock awards made before fiscal 2015, which will vest upon achievement of target performance objectives within five years of the grant.  If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited.  If target performance objectives are met at any time during the five year period, 100% of the performance stock awards will vest.  Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives.  Each performance stock award, if earned, will be settled with shares of Royal Gold common stock.  Performance targets for awards made prior to fiscal 2012 are based on growth of free cash flow per share on a trailing twelve month basis and growth of royalty ounces in reserve per share on an annual basis.  Performance targets for awards made beginning in fiscal 2012 are based on growth of adjusted free cash flow per share on a trailing twelve month basis.

Also represents TSR and GEO performance stock awards made beginning in fiscal 2015, which will vest upon achievement of target performance or market objectives within three or five years of the grant date, respectively.  If target performance or market objectives are not met within three or five years of the grant, the performance stock awards will be forfeited.

(5)         Payout value is based on a stock price of $78.17, the closing price on the NASDAQ Global Select Market on June 30, 2017, and assuming 100% of the performance stock awards shown will vest based on the achievement of target performance objectives.  Amounts indicated are not necessarily indicative of the amounts that may be realized by the NEO.

(6)         Stock options and SARs became exercisable on August 26, 2017.

(7)         One-half of these stock options and SARs became exercisable on August 20, 2017, and the remaining half will vest on August 20, 2018.  Amounts include 1,179 stock options and 27,137 SARs for Mr. Jensen; 1,179 stock options and 9,765 SARs for Mr. Wenger; 1,179 stock options and 10,412 SARs for Mr. Heissenbuttel; 1,179 stock options and 2,155 SARs for Mr. Isto; and 1,179 stock options and 8,471 SARs for Mr. Kirchhoff.

(8)         One-third of these stock options and SARs became exercisable on August 16, 2017, and the remaining two-thirds will vest in equal parts on each of August 16, 2018 and 2019.   Amounts include 1,200 stock options and 20,260 SARs for Mr. Jensen; 1,200 stock options and 7,500 SARs for Mr. Wenger; 1,200 stock options and 7,720 SARs for Mr. Heissenbuttel; 1,200 stock options and 6,610 SARs for Mr. Isto; and 1,200 stock options and 6,110 SARs for Mr. Kirchhoff.

(9)         One-half of the shares vested on August 27, 2017; the remaining one-half will vest on August 27, 2018.

(10)  One-third of the shares vested on August 26, 2017; the remaining one-third will vest in equal parts on each of August 26, 2018 and 2019.

(11)  One-third of the shares will vest on each of August 20, 2018, 2019 and 2020.

(12)  One-third of the shares will vest on each of August 16, 2019, 2020 and 2021.

(13)  Awards expired on August 13, 2017, since the vesting requirements were not met.

(14)  Awards will expire on August 27, 2018, if the vesting requirements are not met.

(15)  Awards will expire on August 26, 2019, if the vesting requirements are not met.

(16)  Awards will expire on August 20, 2020, if the vesting requirements are not met.

(17)  Awards will expire on August 16, 2019, if the vesting requirements are not met.

(18)  Awards will expire on August 16, 2021, if the vesting requirements are not met.

(19)  These shares vested on August 18, 2017.

(20)  These shares vested on August 13, 2017.

(21)  These shares will vest on January 5, 2018.

(22)  One-third of these shares will vest on each of January 5, 2018, 2019 and 2020.

(23)  Awards will expire on January 5, 2020, if the vesting requirements are not met.

FISCAL YEAR 2017 OPTION EXERCISES AND STOCK VESTED

This table provides information on option exercises and the vesting of shares of restricted stock or performance stock awards for each of the NEOs during fiscal year 2017.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Name	(#)	($)	(#)	($)
Tony Jensen	—	—	18,995	$1,437,944
Stefan Wenger	—	—	12,357	$946,147
William Heissenbuttel	16,517	$644,700	12,538	$961,223
Mark Isto	—	—	4,272	$335,352
Bruce C. Kirchhoff	—	—	11,990	$915,580

(1)   Value realized upon exercise of stock options and SARs was computed by subtracting the exercise price of the option from the closing price of the underlying Royal Gold common stock on the date of grant and multiplying that number by the number of shares underlying the options exercised.

(2)   Value realized upon vesting of restricted stock and performance stock awards was computed by multiplying the closing price of the underlying Royal Gold common stock on the NASDAQ Global Select Market on the date that the restricted stock and performance stock awards vested, by the number of restricted stock and performance stock awards that vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Other Employee Benefits

The Company provides life insurance benefits up to $300,000 to all of its employees.  The Company also provides long-term disability coverage to all of its employees that provides for 60% of monthly salary protection up to $7,000 a month until age 65.  Each of the NEOs shown below would be entitled to these amounts upon termination for death or disability.

The table below shows the estimated payments and benefits for each of our NEOs that would be provided as a result of termination or a Change of Control of the Company, as defined within each NEO’s employment agreement and the 2004 LTIP and the 2015 LTIP, as applicable.  Calculations for this table assume that the triggering event took place on June 30, 2017, the last business day of our 2017 fiscal year, except as noted.  Calculations for combined amounts shown for awards under the Company’s 2004 LTIP and 2015 LTIP are based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on June 30, 2017, which was $78.17.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

		Value of Medical	Combined awards under the 2004 LTIP and the 2015 LTIP
Name	Cash Compensation	Insurance Continuation	Restricted Stock	Stock Options and SARs	Performance Stock Awards	Total
Tony Jensen Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$720,000	—	$1,434,448	$1,899,529	—	$4,053,977

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$3,869,167	$32,168	$3,057,698	$1,899,529	$4,917,049	$13,775,611
Stefan Wenger Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$440,000	—	$781,855	$663,975	—	$1,885,830

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$1,156,500	$22,801	$1,420,036	$663,975	$1,554,020	$4,817,332
William Heissenbuttel Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$470,000	—	$791,275	$775,473	—	$1,898,799

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$1,277,500	$23,598	$1,448,256	$775,473	$1,570,201	$5,095,388
Mark Isto Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$350,000	—	$235,153	$56,573	—	$641,726

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$814,500	$9,866	$711,503	$53,573	$436,032	$2,018,609
Bruce C. Kirchhoff Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$386,000	—	$758,328	$754,471	—	$1,898,799

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$1,022,500	$22,049	$1,336,316	$754,471	$1,494,454	$4,629,790

Proposal #4:  ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory vote on executive compensation (Proposal #3 above), Section 14A of the Exchange Act requires us to provide a separate stockholder advisory vote once every six years concerning how frequently the stockholders’ Say on Pay vote should occur.  This proposal is commonly known as the “Say When on Pay” proposal.  Our first Say When on Pay advisory vote was held in 2011, when our Board of Directors recommended, and the stockholders voted in favor of, an annual advisory Say on Pay vote.

The proxy card will allow stockholders to vote for one of four choices concerning the frequency of the Say on Pay vote:  every one, two or three years, or abstain.

The Board of Directors firmly believes that executive compensation should be strongly linked to the Company’s financial and operating performance such that our executives’ interests are aligned with those of our stockholders, and that an annual advisory vote on executive compensation is appropriate for the Company and its stockholders at this time.  Although the Say When on Pay vote is advisory only, the Board of Directors and the Compensation, Nominating and Governance Committee value the opinion of our stockholders and will take the vote results into account whenever considering the appropriate frequency of the advisory vote on executive compensation. Because the frequency vote is advisory, however, the Board of Directors may decide that the best interests of the Company and the stockholders are best served by holding an advisory executive compensation vote more or less often than the frequency approved by our stockholders.

Stockholders are asked to support a frequency of every one year for future Say on Pay votes.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

CONDUCTING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY ONE YEAR.

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership in the Company’s equity securities to the Securities and Exchange Commission.  Officers, Directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.  Based solely on its review of copies of such reports received and written representations from such persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, Directors and greater than 10% stockholders were timely met for fiscal year 2017.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the Annual Meeting.  However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

STOCKHOLDER PROPOSALS

	Proposals to include in proxy*	Director nominees to include in proxy (proxy access)**	Other proposals/nominees to be presented at annual meeting**

Deadline for proposal to be received by the Company	Close of business on June 4, 2018 (120 calendar days prior to anniversary of this year’s mailing date)	Between July 19, 2018 and close of business on August 18, 2018 (not less than 90 nor more than 120 calendar days prior to the first anniversary of this year’s annual meeting)***

What to include in the proposal	Information required by SEC rules	Information required by our by-laws

Where to send the proposal	By mail to the Company’s principal executive office, directed to: Bruce C. Kirchhoff, Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, CO 80202

*Proposals must satisfy SEC requirements, including Rule 14a-8.

**Proposals not submitted pursuant to SEC Rule 14a-8 and any director nominees must satisfy the Company’s by-law requirements, available on our website.

***If the number of Directors to be elected at the 2018 Annual Meeting is increased and there is no public announcement by the Company specifying the size of the increased Board at least 100 days before November 16, 2018 (which is the first anniversary of the 2017 Annual Meeting), the stockholder’s notice with respect to nominees for any new positions created by such increase must be received not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

ANNUAL REPORT ON FORM 10-K

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2017.

Requests for a copy of the Annual Report should be mailed, faxed, or sent via e-mail to Bruce C. Kirchhoff, Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or bkirchhoff@royalgold.com.

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the Notice and, if applicable, these proxy materials or the Annual Report, or to receive a separate copy of our proxy materials in the future, stockholders may contact us at the following address:

Bruce C. Kirchhoff

Vice President, General Counsel and Secretary

Royal Gold, Inc.

1660 Wynkoop Street, Suite 1000

Denver, Colorado 80202-1132

303-595-9385 (fax)

bkirchhoff@royalgold.com

Stockholders who hold shares in street name (as described on page 1) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

* * * * * * * * * * * * * *

BY ORDER OF THE BOARD OF DIRECTORS

Bruce C. Kirchhoff
Vice President, General Counsel and Secretary
Denver, Colorado
October 2, 2017

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on November 16, 2017. ROYAL GOLD, INC. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of ROYAL GOLD, INC. 1660 WYNKOOP ST., SUITE 1000 DENVER, CO 80202-1132 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E33193-P98119 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:September 19, 2017 Date: November 16, 2017Time: 9:00 AM MST Location: Ritz-Carlton Hotel 1881 Curtis Street Denver, Colorado 80202

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E33194-P98119 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE OF ANNUAL MEETING AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 2, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. C. Kevin McArthur 1b. Christopher M.T. Thompson 1c. Sybil E. Veenman The Board of Directors recommends you vote FOR proposals 2 and 3 and 1 year on proposal 4. 2. PROPOSAL to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2018. PROPOSAL to approve the advisory resolution relating to executive compensation. 3. 4. PROPOSAL to approve on an advisory basis, the preferred frequency of future votes on executive compensation. NOTE: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting. E33195-P98119 Voting Items

E33196-P98119

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ROYAL GOLD, INC. 1660 WYNKOOP ST., SUITE 1000 DENVER, CO 80202-1132 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E33191-P98119 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ROYAL GOLD, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! 1a. C. Kevin McArthur 1b. Christopher M.T. Thompson 1c. Sybil E. Veenman The Board of Directors recommends you vote FOR proposals 2 and 3 and 1 year on proposal 4. 1 Year 2 Years 3 Years Abstain ! ! ! ! ! ! ! 2. PROPOSAL to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2018. 4. PROPOSAL to approve on an advisory basis, the preferred frequency of future votes on executive compensation. ! ! ! NOTE: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting. 3. PROPOSAL to approve the advisory resolution relating to executive compensation. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com. E33192-P98119 ROYAL GOLD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Bruce C. Kirchhoff and William M. Hayes, or either of them, as attorneys, agents and proxies each with full power of substitution to vote, as designated on the reverse side, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on September 19, 2017, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting") which will be held on November 16, 2017, at the Ritz-Carlton Hotel, 1881 Curtis Street, Denver, Colorado, at 9:00 a.m., Mountain Standard Time, or at any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3 AND "1 YEAR" ON PROPOSAL 4. The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 2, 2017. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: